UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

METTLER-TOLEDO INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee Required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Proxy Statement for the Annual Meeting of Shareholders 2013
Mettler-Toledo International Inc.

Mettler-Toledo International Inc.

Im Langacher 44 8606 Greifensee Switzerland	1900 Polaris Parkway Columbus, Ohio 43240 USA

March 15, 2013

Dear Fellow Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held on Thursday, May 2, 2013, at 8:00 a.m. at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP on 375 Park Avenue (between 52nd and 53rd Streets), 36th Floor, New York, New York.

The Secretary’s notice of the meeting and the proxy statement which appear on the following pages describe the matters to be acted upon at the meeting.

We have distributed a Notice of Internet Availability of Proxy Materials to some shareholders instead of delivering paper copies of the proxy materials. The Notice sent provides information about accessing the proxy materials online and describes the voting methods available to all shareholders. Shareholders receiving the notice will also have the opportunity to request a paper copy of the proxy materials through the instructions provided. Any shareholders that do not receive the notice will receive a paper copy of all proxy materials through the mail. To change the way you receive proxy statements in the future please make a request in the appropriate space on the proxy card.

Please sign and return your proxy as soon as possible so that your vote will be counted. You may also vote over the Internet by following the instructions on your proxy card.

Sincerely yours,

Robert F. Spoerry
Chairman of the Board

ii

Mettler-Toledo International Inc.

Notice to Shareholders of Annual Meeting

Time:	8:00 a.m. on Thursday, May 2, 2013
Place:	Fried, Frank, Harris, Shriver & Jacobson LLP, 375 Park Avenue (between 52nd and 53rd Streets), 36th Floor New York, New York
Items of Business:	1. To elect nine directors
2. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm
3. Advisory vote to approve executive compensation
4. Approval of the 2013 Equity Incentive Plan
5. To transact any other business properly brought before the meeting
Who Can Vote:	You can vote if you were a shareholder of record on March 4, 2013
Annual Report:	A copy of our 2012 Annual Report is enclosed
Date of Mailing:	On or about March 15, 2013

By order of the Board of Directors

James T. Bellerjeau
General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 2, 2013: This proxy statement and our 2012 Annual Report are available at www.mt.com under “About Us/Investor Relations/Annual Reports and Proxy Statements” (http://investor.mt.com).

Whether or not you plan to attend this annual meeting, please complete the enclosed proxy card and promptly return it in the accompanying envelope. You may also vote over the Internet at www.investorvote.com/MTD.

This proxy statement is furnished in connection with the solicitation of proxies by Mettler-Toledo International Inc. on behalf of the Board of Directors for the 2013 Annual Meeting of Shareholders.

iii

ABOUT THE MEETING AND VOTING

Proposals to be Voted On

The following proposals will be voted on at the meeting. The board has not received proper notice of, and is not aware of, any additional business to be transacted at the meeting other than as indicated below.

Proposals

1.	The election of nine directors for one-year terms
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm
3.	Advisory vote to approve executive compensation
4.	Approval of the 2013 Equity Incentive Plan

We know of no other matter to be brought before the annual meeting. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote the proxies with respect to any such matter in accordance with their reasonable judgment.

Shareholders Entitled to Vote

Each share of common stock outstanding as of the close of business on March 4, 2013 (the “record date”), is entitled to one vote at the annual meeting on each matter properly brought before the meeting. As of the record date, 30,269,217 shares of common stock were outstanding.

A quorum needs to be present at the meeting in order to hold the meeting. A quorum is a majority of the company’s outstanding shares of common stock as of the record date. Your shares are counted as present at the meeting if you attend the meeting and vote in person; vote by Internet; vote by telephone; or properly return a proxy card by mail. Abstentions shall also be counted in determining whether a quorum is present.

If you do not provide a proxy or vote the shares yourself, your shares will not be voted. Proxies that are signed and returned but do not contain instructions will be voted “FOR” the items of business described in the proxy.

How to Vote

BY PROXY — You may vote your shares by proxy. If you vote your shares by proxy, you are legally designating another person to vote the stock you own in accordance with your desired vote. To vote by proxy, complete, sign and return the enclosed proxy card by mail as instructed on your proxy card. You may also vote over the Internet at www.investorvote.com/MTD, or by telephone by calling +1 800 652 VOTE (8683).

IN PERSON — You may vote your shares by attending the meeting and voting your shares in person. The meeting is being held at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at the address indicated in the Notice to Shareholders.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. This will enable us to receive votes in advance of the meeting to ensure that a quorum (defined above) is present for the meeting. If you vote by proxy and subsequently decide to change your vote, you may revoke your proxy at any time before the polls close at the meeting. However, you may only do this by signing another proxy with a later date, completing a written notice of revocation and returning it to the address on the proxy card before the meeting; or voting in person at the meeting.

Vote Tabulation; Voting Results

The company appoints an independent inspector of election, who also tabulates the voting results. The meeting’s voting results will be disclosed promptly following the meeting in a Form 8-K filed with the Securities and Exchange Commission.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The nominees for the Board of Directors are listed below. Each nominee, if elected, will hold office until next year’s annual meeting of shareholders and until their successors have been duly elected and qualified. All nominees are currently directors. The Board of Directors has no reason to believe that any nominee would be unable or unwilling to serve if elected. In the event that a nominee is unable to serve, the person designated as proxyholder for the company will vote for the remaining nominees and for such other person as the Board of Directors may nominate.

Directors shall be elected by the affirmative vote of a majority of the votes cast with respect to each director, provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by the affirmative vote of a plurality of the votes cast. Votes cast shall include votes for or against a director. An abstention shall not count as a vote cast with respect to a director. If an incumbent director fails to be reelected by a majority vote when such vote is required and offers to resign, and if that resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier accepted resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy, or may decrease the size of the Board of Directors, in each case pursuant to the provisions of Sections 1 and 2 of Article II of the company’s by-laws.

Qualifications of Director Nominees

The members of our Board of Directors have had diverse backgrounds and experiences during the course of their careers. These individual backgrounds and experiences better enable the board to perform its duties.

Robert F. Spoerry is 57 years old and has been a director since October 1996. Mr. Spoerry was President and Chief Executive Officer of the company from 1993 to 2007. Mr. Spoerry has been Chairman of the Board of Directors since May 1998 and served as Executive Chairman in 2008. Mr. Spoerry has a Masters in Mechanical Engineering from the Federal Institute of Technology in Zurich, Switzerland, and a Master of Business Administration from the University of Chicago. Mr. Spoerry is also a Director of Conzzeta Holding AG, Geberit AG, and Sonova Holding AG, for whom he has served as Chairman since March 2011. Mr. Spoerry previously served as a Director of Holcim Ltd. and Schaffner Holding AG through March 2011.

As the former President and CEO of the company, Mr. Spoerry has long-standing experience in the global precision instrument industry and a deep knowledge of the company, including its organization, products, markets, customers and competitors. He has a strong technical background and experience with innovation-driven companies. Mr. Spoerry has broad international experience across industries and businesses relevant to the company, including by virtue of his service on several other boards of directors.

Mr. Spoerry spends an average of one to two days per week devoted to his service as Chairman of the Board. His deep understanding of the company, its markets, customers and competitors, which was developed over more than twenty years of service, is a unique and valuable qualification that we believe provides a substantial benefit to the company and its shareholders.

Wah-Hui Chu is 61 years old and has been a director since January 2007 and serves on the Nominating and Corporate Governance Committee. Mr. Chu is currently Chief Executive Officer of Tingyi Asahi Beverages, the largest soft drink company in China, with over $6 billion in revenue. Mr. Chu has also served as the Chairman of Pepsi China Bottling Company since March 2012. He was Executive Director and Chief Executive Officer of Next Media Limited, the leading publicly traded media company in Hong Kong that focuses on the greater China region, from October 2008 to October 2011. He was non-executive Chairman of PepsiCo International’s Asia Region from April 2007 to April 2008. From March 1998 to March 2007 he was the President of PepsiCo International — China Beverages Business Unit. Mr. Chu has a Masters in Business Administration from Roosevelt University. Mr. Chu previously served as a Director of Li Ning Company Limited through December 2012.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Mr. Chu has extensive professional experience in management positions at leading U.S. companies’ Asian businesses, having spent a substantial majority of his time since 1980 in Asia with Quaker Oats Company, H.J. Heinz Company, Whirlpool Corporation, Monsanto Company and PepsiCo., Inc. From 2008 to 2011, Mr. Chu led Next Media Limited, and since January 2013, Mr. Chu has served as CEO of Tingyi Asahi Beverages. The company has significant operations in Asia and is making significant investments in Asia, particularly China, and a person with Mr. Chu’s background provides valuable assistance and insight to the company.

Francis A. Contino is 67 years old and has been a director since October 2004, is considered one of the board’s financial experts and serves as Chairman of the Audit Committee. Mr. Contino has been Managing Director of FAC&B LLC since July 2008. He was a member of the Management Committee, Executive Vice President and a member of the Board of Directors of McCormick & Company, Inc. from 1998 to 2008. McCormick is a global leader in the manufacture and distribution of spices, seasoning mixes, condiments and other products to the food industry, with more than $3.5 billion in sales. Mr. Contino was Chief Financial Officer of McCormick from 1998 through October 2007. In addition to his CFO responsibilities, he was Executive Vice President responsible for Supply Chain from 2002 to 2004 and responsible for Strategy from 2004 to 2008. Prior to joining McCormick, Mr. Contino was Managing Partner of the Baltimore office of Ernst & Young.

Mr. Contino has extensive financial experience from his background as a Certified Public Accountant, his 20-year tenure as an Audit Partner at Ernst & Young, where he served as coordinating partner for large multinational public companies, and from his 10-year service as the Chief Financial Officer of McCormick & Company. With his experience at McCormick, Mr. Contino also brings valuable insights into the food sector, which is a key end-user market for the company.

Olivier A. Filliol is 46 years old and has been a director since January 2009. He has been President and Chief Executive Officer of the Company since January 1, 2008. Mr. Filliol served as Head of Global Sales, Service and Marketing of the Company from April 2004 to December 2007, and Head of Process Analytics of the Company from June 1999 to December 2007. From June 1998 to June 1999 he served as General Manager of the Company’s U.S. checkweighing operations. Prior to joining the Company, he was a Strategy Consultant with the international consulting firm Bain & Company working in the Geneva, Paris and Sydney offices. Mr. Filliol has a Masters (lic. oec.) and Ph.D. (Dr. oec.) in Business Administration from the University of St. Gallen, Switzerland, and has completed executive education at the Business School of Stanford University.

Mr. Filliol has broad experience across many of the company’s businesses. He led one of the company’s divisions over an eight year period and he was the principal architect behind the company’s growth initiative in sales and marketing. He has particular strengths in both strategy development and execution. As CEO of the company, Mr. Filliol also brings the board the necessary insights into understanding the global operations of the company.

Michael A. Kelly is 56 years old and has been a director since July 2008 and serves on the Compensation Committee. Mr. Kelly has been Executive Vice President, Electronics and Energy Business of 3M Company since October 2012, and was previously the Executive Vice President, Display and Graphics, since October 2006. Prior to this, he served in various management positions in the U.S., Singapore, Korea and Germany since he joined 3M in 1981. Mr. Kelly has completed executive education at The Wharton School of the University of Pennsylvania.

In his role as the Executive Vice President of 3M’s Electronics and Energy Business, Mr. Kelly has global responsibility for all operational and strategic elements of this $6 billion business, including the Electronic Materials, Electrical Markets, Communications Markets, Electronic Solutions, Renewable Energy, and Infrastructure Protection Businesses of 3M. Mr. Kelly’s business also has responsibility for all film manufacturing for 3M. In running this complex and highly technical set of global businesses, Mr. Kelly has experience in several topics relevant to the company, including strategic planning, restructuring, shifting business focus to emerging markets, and operational matters generally.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Martin D. Madaus, Ph.D., is 53 years old and has been a director since June 2009 and serves on the Audit Committee. Dr. Madaus has been Executive Chairman of Quanterix Corporation since November 2010, and Chief Executive Officer of Quanterix since September 2011. Quanterix is a privately-held development stage diagnostics company seeking to develop and commercialize blood tests that measure clinically important proteins in blood. Prior to joining Quanterix, Dr. Madaus was the President and Chief Executive Officer of Millipore Corporation, a life sciences company serving the bioscience research and biopharmaceutical manufacturing industry, from November 2004 to July 2010, and Chairman from March 2005 to July 2010, when Millipore was acquired by Merck KGaA. Dr. Madaus has a Doctor of Veterinary Medicine from the University of Munich, Germany, and a Ph.D. in veterinary medicine from the Veterinary School of Hanover, Germany. Dr. Madaus is a Director of Covidien PLC and PPD, Inc.

Dr. Madaus has more than twenty years of experience in the diagnostics and life science industries. A significant portion of the company’s business relates to the life science industry. As the former CEO of Millipore and current Chairman and CEO of Quanterix, Dr. Madaus faces similar challenges as the company. He can be helpful to the board and the CEO in analyzing comparable issues he faces. Dr. Madaus is also considered one of the board’s financial experts.

Hans Ulrich Maerki is 66 years old and has been a director since September 2002 and serves on the Compensation and Nominating & Corporate Governance Committees. Mr. Maerki was the Chairman of IBM Europe/Middle East/Africa (EMEA) from August 2001 to March 2008. From July 2003 to May 2005, Mr. Maerki was also the Chief Executive Officer of IBM EMEA. From 1996 to July 2001, Mr. Maerki was General Manager of IBM Global Services, EMEA. Mr. Maerki worked at IBM in various positions from 1973 to 2008. Mr. Maerki has a Masters in Business Administration from the University of Basel, Switzerland and a 2010 Senior Fellowship of Advanced Leadership at Harvard University. Mr. Maerki is also a Director of ABB Ltd. and Swiss Re.

In his 35-year tenure at IBM, including most recently running a business with approximately $35 billion in revenue across 124 countries, Mr. Maerki has made extensive contributions in addressing service, software and other IT-related topics, and also has deep experience in marketing and sales. These are areas of increasing importance to the company’s business, and as a result this experience is very relevant. By virtue of his service on the board of ABB, Mr. Maerki also has insight into the industrial end-user market, which is another key market for the company.

George M. Milne, Jr., Ph.D., is 69 years old and has been a director since September 1999 and serves as Chairman of the Nominating and Corporate Governance Committee. Dr. Milne is a venture partner of Radius Ventures, LLC. From 1970 to July 2002, Dr. Milne held various management positions with Pfizer Corporation, including most recently Executive Vice President, Pfizer Global Research and Development and President, Worldwide Strategic and Operations Management. Dr. Milne was also a Senior Vice President of Pfizer Inc. and a member of the Pfizer Management Council. He was President of Central Research from 1993 to July 2002 with global responsibility for Pfizer’s Human and Veterinary Medicine Research and Development. Dr. Milne has a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology (MIT). Dr. Milne is a Director of Charles River Laboratories Inc. and QLT, Inc. and also serves on the boards of several private companies and charitable organizations. In the past five years Dr. Milne was a Director of Athersys Inc.

With his long tenure at Pfizer Corporation, his work as a venture partner with Radius Ventures and through his service on multiple life science boards, Dr. Milne has a deep understanding of R&D processes and the services, tools and technologies being used in the life sciences industry. The life science industry is one of the company’s most important end-user markets and the board wishes to have members with broad exposure to this industry. This helps the board understand industry trends, and to assess product development and marketing strategies.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Thomas P. Salice is 53 years old and has been a director since October 1996 and serves on the Audit Committee and as Chairman of the Compensation Committee. Mr. Salice is a co-founder and principal of SFW Capital Partners, LLC, a private equity firm. He has served as a Managing Member of SFW Capital Partners since January 2005. From June 1989 to December 2004, Mr. Salice served in a variety of capacities with AEA Investors, Inc., including Managing Director, President and Chief Executive Officer and Vice-Chairman. Mr. Salice has a Masters in Business Administration from Harvard University. Mr. Salice is also a Director of Waters Corporation and the privately-held companies Agknowledge Holdings Company, Inc., MD Buyline, Inc. and Spectro Inc.

Mr. Salice has more than twenty years private equity experience, including as an investor in the analytical tools sectors and related service businesses, which has given him extensive operational, industry and strategic knowledge in key company business areas. Mr. Salice led the team at AEA Investors in the acquisition of the company in 1996 and has served on the board since that time. Mr. Salice has in-depth experience in strategic planning, corporate finance, capital structure, investor relations, mergers and acquisitions, and other topics that are relevant to the board. Mr. Salice is also considered one of the board’s financial experts.

The Board of Directors recommends that you vote FOR the election of each of the directors listed above. Proxies will be voted “FOR” each nominee unless otherwise specified in the proxy.

BOARD OF DIRECTORS — GENERAL INFORMATION

Composition of the Board; Board Leadership Structure

In accordance with the company’s by-laws, the Board of Directors consists of between five and ten directors, with the exact number currently fixed at nine, including a Chairman, the CEO and seven independent, outside directors. Each director holds a one-year term until the next annual meeting of shareholders. The board has three committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee.

The primary tasks of the board include the oversight of the company’s strategy and governance matters, review of the company’s financial matters, and evaluation of how the company executes against objectives. Management’s tasks include setting strategy and running the company’s operations. The company believes having a separate CEO and Chairman allows the Chairman to function as an important liaison between management and the board, helping ensure that the board fulfills its oversight responsibilities.

To ensure the board has sufficient independence from management, the board has also established a lead independent director (the Presiding Director), who oversees executive sessions of the non-employee directors and all meetings of directors at which the Chairman is not present. The Presiding Director also coordinates with the Nominating and Corporate Governance Committee relating to director nominations as described in the Nominating and Corporate Governance Committee report below. Mr. Salice is currently serving as the Presiding Director.

Corporate Governance Guidelines

The board has established corporate governance guidelines that contribute to the overall operating framework of the board and the company. These guidelines cover topics including director qualifications and the director nomination process, the responsibilities of directors, including with respect to leadership development and management succession, meetings of non-management directors, and director compensation. The guidelines are available on the company’s website at www.mt.com under “About Us/Investor Relations/Corporate Governance” and are available in print to any shareholder who requests them at the address and phone number set out above.

Company Equity Hedging Policy

The board and the company’s executive officers are prohibited from hedging the ownership of METTLER TOLEDO securities, including trading in publicly-traded options, puts, calls, or other derivative instruments that are directly related to METTLER TOLEDO securities.

Responsibility of the Board of Directors in Governance & Role in Risk Oversight

It is the responsibility of the Board of Directors to establish and monitor the company’s internal governance practices and work toward the long-term success of the company. The company has adopted a code of business conduct and ethics, known as the code of conduct. All actions of the company’s Board of Directors, executive officers (including the Chief Executive Officer, Chief Financial Officer and Controller) and employees are governed by the company’s code of conduct. The board did not approve any waiver of the code of conduct by an executive officer or director in 2012. A copy of the code of conduct is available at www.mt.com under “About Us/Investor Relations/Corporate Governance” and is available in print to any shareholder who requests it. Shareholders may request copies free of charge from Investor Relations, Mettler-Toledo International Inc., 1900 Polaris Parkway, Columbus, OH 43240, USA, telephone +1 614 438 4748.

The board is involved in the oversight of the company’s risk management process as follows. Each year, the company conducts an enterprise risk assessment under the supervision of the Chief Financial Officer. The full board receives the results of the assessment, including an evaluation of risks and a description of actions taken by the company to mitigate risk. The Audit Committee reviews the results in detail and reports on its review to the board.

BOARD OF DIRECTORS — GENERAL INFORMATION

Compensation-Related Risk

Management and the Compensation Committee have evaluated the company’s compensation programs generally at different levels throughout the organization. Among other things, we considered that for executives who have the largest potential incentive compensation, a significant portion of total compensation is comprised of stock options that vest over five years and have a ten-year life, which drives emphasis on long-term performance. We also considered the applicability of the various situations described in Item 402(s) of Regulation S-K. We concluded from our evaluation that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company.

Minimum Qualifications for Directors

Members of the Board of Directors must demonstrate integrity, reliability, knowledge of corporate affairs, and an ability to work well together. Diversity in business background, area of expertise, gender and ethnicity are also considered when selecting board nominees. Additional details are contained in the company’s corporate governance guidelines available at www.mt.com under “About Us/Investor Relations/Corporate Governance”.

Independence of the Board

The board uses the following criteria in evaluating independence: (i) independence under the rules of the New York Stock Exchange; and (ii) no relationships with the company (other than as a director or shareholder) or only immaterial relationships. The independence criteria are contained in the corporate governance guidelines available on the company’s website at www.mt.com under “About Us/Investor Relations/Corporate Governance”. The board solicits information from directors as to any relationship the director or his immediate family member has with the company that might affect the director’s independence. The board also evaluates directors’ independence pursuant to current New York Stock Exchange rules.

The Board of Directors has determined that the following types of relationships are categorically immaterial:

•	Commercial business relationships where METTLER TOLEDO buys from or sells to companies where directors serve as employees, or where their immediate family members serve as executive officers, and where the annual purchases or sales are less than the greater of $1 million or 2% of either company’s consolidated gross revenues.

In light of these criteria, the board has determined that Messrs. Chu, Contino, Kelly, Madaus, Maerki, Milne and Salice are independent under the rules of the New York Stock Exchange and either have no relationships with the company (other than as director and shareholder) or have only immaterial relationships with the company. Mr. Spoerry, Chairman of the Board, and Mr. Filliol, President and Chief Executive Officer, are not independent under the rules of the New York Stock Exchange.

Meeting of Non-Employee Directors

The board schedules regular executive sessions for its non-employee members, typically as part of each board meeting. The Presiding Director acts as chairman of these meetings.

Director Attendance at Board Meetings and the Annual Meeting

The board expects that its members will attend all meetings of the board and the annual meeting of shareholders. The Board of Directors met four times in 2012. Each director attended at least 75% of all board and committee meetings of which the director is a member and all directors attended the 2012 annual meeting of shareholders.

Policy Limiting Director Service on Other Public Company Boards; Director Resignation

The board has adopted a policy that directors may not serve on more than six public company boards. The board also has a policy that directors will offer their resignation upon a change in professional position or in circumstances that might affect a director’s ability to serve on the board. In such circumstances, the Nominating and Corporate Governance Committee takes the lead on determining the appropriate course of action.

BOARD OF DIRECTORS — GENERAL INFORMATION

Director Retirement Policy

The Board of Directors has adopted a retirement policy, pursuant to which directors will retire immediately after the board meeting that follows their 72nd birthday. In adopting the policy, the Board of Directors considered the importance of ensuring a mix of ages among board members and the balance of continuity versus fresh perspectives.

Director Share Ownership

The company’s equity ownership guidelines adopted in July 2009 call for non-employee Directors to hold company shares with a value equal to five times their cash retainer. The Chairman shall hold company shares with a value equal to five times his base salary. Directors have a five-year period to meet the ownership requirement.

Contacting the Board of Directors

Interested parties, including shareholders, may contact the Board of Directors, the Presiding Director individually or the non-management directors as a group via: EMAIL to PresidingDirector@mt.com; or REGULAR MAIL to Mettler-Toledo International Inc., Im Langacher 44, 8606 Greifensee, Switzerland, Attention: Presiding Director.

Director Compensation

The Chairman receives a salary and an option grant, participates in the various Swiss personnel insurances (pension plan, accident and disability insurance) and receives certain miscellaneous benefits described below.

The other directors (except the CEO, Mr. Filliol, whose compensation is described in the Compensation Discussion and Analysis) are compensated by an annual cash retainer, committee member fees, and per meeting fees for board and committee meetings attended. Board members may also receive a $750 meeting fee for performing interviews of board candidates. Directors are reimbursed for traveling costs and other out-of-pocket expenses incurred in attending board and committee meetings. Directors also receive an annual stock option grant and a grant of stock. The following provides an overview of the elements of 2012 director compensation:

Annual cash retainer	$50,000
Fee per board meeting attended	$1,000
Fee per committee meeting attended	$750
Annual grant of stock options – number granted	2,108
Annual grant of stock (excluding the Presiding Director) – number granted	139
Annual grant of stock to the Presiding Director – number granted	239
Committee member fees:
• Audit	$10,000
• Compensation	$5,000
• Nominating and Corporate Governance	$3,000
Committee Chair fees (in addition to member fees):
• Audit	$10,000
• Compensation	$5,000
• Nominating and Corporate Governance	$3,000

BOARD OF DIRECTORS — GENERAL INFORMATION

The actual amounts paid to each director with respect to 2012 are set out in the following table.

2012 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
Wah-Hui Chu	$57,750	$23,542	$98,486	$—	$—	$179,778
Francis A. Contino	77,000	23,542	98,486	—	—	199,028
Michael A. Kelly	62,750	23,542	98,486	—	—	184,778
Martin D. Madaus	67,000	23,542	98,486	—	—	189,028
Hans Ulrich Maerki	67,250	23,542	98,486	—	—	189,278
George M. Milne	61,500	23,542	98,486	—	—	183,528
Thomas P. Salice	80,750	40,479	98,486	—	—	219,715
Robert F. Spoerry	426,576	—	549,894	93,847	(26,392)	1,043,925

(1)	Represents the grant date fair value of stock awards and option awards, respectively, computed in accordance with ASC 718 Compensation — Stock Compensation (“ASC 718”). The valuation assumptions associated with such awards are discussed in Note 12 to the company’s financial statements included in the Form 10-K for the fiscal year ending December 31, 2012.

At December 31, 2012, each director held unvested restricted stock units and stock options (vested and unvested) with respect to the following number of shares:

	Restricted Stock Units	Stock Options
	(#)	(#)
Wah-Hui Chu	226	21,112
Francis A. Contino	226	18,112
Michael A. Kelly	226	15,112
Martin D. Madaus	166	10,412
Hans Ulrich Maerki	226	33,112
George M. Milne	226	27,112
Thomas P. Salice	325	30,112
Robert F. Spoerry	—	309,220
(2)	Represents the change in actuarial present value of Mr. Spoerry’s accumulated benefit under the Mettler-Toledo Fonds pension plan, a Swiss cash balance benefit plan, consisting of the company’s contributions to the plan on behalf of Mr. Spoerry.
(3)	Includes a tax equalization payment by Mr. Spoerry to the company of $92,177, a car allowance of $31,963, and other miscellaneous benefits, none of which individually exceeds $25,000 in value. These benefits include an expense allowance and children’s allowance. See “Compensation Discussion and Analysis — Tax Equalization Agreements (Swiss Executives)” for a description of how the tax equalization functions.

BOARD OF DIRECTORS — OPERATION

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee has the authority to engage advisors or consultants as it deems appropriate to carry out its responsibilities. The membership and meetings of the committees are described in the following table.

Name	Audit(1)	Compensation(2)	Nominating & Corporate Governance
Wah-Hui Chu			X
Francis A. Contino	X
Michael A. Kelly		X
Martin D. Madaus	X
Hans Ulrich Maerki		X	X
George M. Milne			X
Thomas P. Salice	X	X
Total meetings in 2012	4	5	2

(1)	Messrs. Contino, Madaus and Salice are each considered “financial experts” as determined by the Board of Directors pursuant to the relevant SEC definition, and all are independent. No Audit Committee member serves on more than two other public company audit committees. Our Chief Financial Officer, Controller, Chairman, Chief Executive Officer, Head of Internal Audit and General Counsel attend Audit Committee meetings at the request of the Audit Committee and give reports to and answer inquiries from the Audit Committee.
(2)	No member of the Compensation Committee was at any time during 2012 an officer or employee of the company or any of its subsidiaries, and no interlocks exist with respect to Compensation Committee members.

BOARD OF DIRECTORS — OPERATION

Committee Charters

Each committee of the Board of Directors has a written charter, setting forth the responsibilities of the committee in detail. The charters are reviewed annually and updated to comply with relevant regulations. The committee charters can be found on the company’s website at www.mt.com under “About Us/Investor Relations /Corporate Governance” and are available free of charge in print to any shareholder who requests them. The primary functions of the committees are as follows:

Audit	Compensation	Nominating & Corporate Governance
• Oversees the accounting and financial reporting process of the company	• Discharges the responsibilities of the company’s Board of Directors relating to compensation of the company’s executives	• Identifies, screens and recommends qualified candidates to serve as directors of the company

•

Assists with board oversight of the integrity of the company’s financial statements, and the sufficiency of the independent registered public accounting firm’s review of the company’s financial statements

	• Reviews and monitors compensation arrangements so that the company continues to retain, attract and motivate quality employees	• Advises the board on the structure and membership of committees of the board
• Assists with board oversight of the performance of the company’s internal audit function	• Reviews an annual report on executive compensation for inclusion in the company’s proxy statement	• Develops and recommends to the board corporate governance guidelines applicable to the company
• Oversees the appointment, engagement and performance of the company’s independent registered public accounting firm	• Reviews the Compensation Discussion and Analysis included in the company’s proxy statement	• Leads the board in its annual review of the board’s performance
• Assists with board oversight of the company’s compliance with legal and regulatory requirements

AUDIT COMMITTEE REPORT

The Audit Committee assists the board in overseeing the accounting and financial reporting processes of the company. The Audit Committee operates pursuant to a written charter, a copy of which can be found on the company’s website at www.mt.com under “About Us/Investor Relations/Corporate Governance”. The committee is responsible for overseeing the accounting and financial reporting processes of the company and audits of the financial statements of the company. In discharging its oversight role, the Audit Committee discussed the audited financial statements contained in the 2012 annual report separately with the company’s independent registered public accounting firm and the company’s management and reviewed the company’s internal controls and financial reporting.

The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the company’s consolidated financial statements as well as the company’s internal control over financial reporting. PwC issues opinions as to (1) whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company and its subsidiaries in accordance with accounting principles generally accepted in the United States of America and (2) whether the company maintained, in all material respects, effective control over financial reporting.

Audited Financial Statements

In reviewing the company’s audited financial statements with the independent registered public accounting firm, the Audit Committee discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board, and other matters including, without limitation:

•	PwC’s responsibilities under generally accepted auditing standards, including the nature and scope of their audits;
•	the written disclosures and confirming letter from PwC regarding their independence required under the Independence Standards Board Standard No. 1;
•	significant accounting policies, such as revenue recognition, goodwill and other intangible assets, and income taxes;
•	management judgments and accounting estimates;
•	any material weaknesses or significant deficiencies in internal controls over financial reporting; and
•	the extent of any significant accounting adjustments.

In reviewing the company’s audited financial statements with the company’s management, the Audit Committee discussed the same topics listed above with management, including, without limitation, the process used by management in formulating accounting estimates and the reasonableness of those estimates.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Independent Registered Public Accounting Firm Fees

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2012	$3,290,000	$331,000	$163,000	$8,000
2011	$3,456,000	$226,000	$178,000	$5,000

AUDIT COMMITTEE REPORT

Audit Fees — Represents fees for the audit of the annual financial statements, including the Sarbanes-Oxley § 404 attestation opinion, and review of financial statements included in quarterly reports on Form 10-Q.

Audit-Related Fees — The audit-related fees in 2012 and 2011 related primarily to due diligence work in connection with acquisition transactions and services provided in relation to our Blue Ocean program of information technology investment.

Tax Fees — The 2012 and 2011 tax fees were primarily for tax compliance-related services.

Other Fees — No significant other services were performed by PwC for the company in 2012 or 2011.

The Audit Committee has determined that PwC’s provision of the services included in the categories “Tax Fees” and “Other Fees” is compatible with PwC maintaining its independence. All non-audit services were approved in advance by the Audit Committee pursuant to the procedures described below.

Audit Committee Approval of Non-Audit Services

The Audit Committee approves all non-audit services provided by PwC in accordance with the following framework:

•	If the project is in an approved category and less than $50,000 in fees, it is considered pre-approved by the Audit Committee. Specific projects in excess of this amount and any potential projects not included in the pre-approval framework are presented to the full Audit Committee for their advance approval.
•	On a quarterly basis, PwC reports all non-audit services outside of the pre-approval framework to the Audit Committee and any proposals for non-audit services in the upcoming quarter.
•	All non-audit fees are reviewed at least annually by the Audit Committee.

The independent registered public accounting firm ensures that all audit and non-audit services provided to the company have been approved by the Audit Committee. Each year, the company’s management and the independent registered public accounting firm confirm to the Audit Committee that every non-audit service being proposed is permissible.

Independent Registered Public Accounting Firm for 2013

The Audit Committee has appointed PwC as the company’s independent registered public accounting firm to audit and report on the company’s consolidated financial statements for the fiscal year ending December 31, 2013 and to perform such other services as may be required of them.

Respectfully submitted by the members of the
Audit Committee:

Francis A. Contino, Chairman
Martin Madaus
Thomas P. Salice

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to ratify the appointment of PricewaterhouseCoopers LLP (PwC) as the company’s independent registered public accounting firm. The Audit Committee has appointed PwC, independent public accountants, to audit and report on the company’s consolidated financial statements for the fiscal year ending December 31, 2013 and to perform such other services as may be required of them.

Auditor Attendance at Annual Meeting

Representatives of PwC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Limitation on Amount of Audit Fees

We have no existing direct or indirect understandings or agreements with PwC that place a limit on current or future years’ audit fees. Please see the Audit Committee Report in this proxy statement for further details concerning the fees charged by PwC.

The Board of Directors recommends that you vote FOR ratification of the appointment of PwC as independent registered public accounting firm. Proxies will be voted “FOR” ratification of the appointment of PwC unless otherwise specified in the proxy.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee assists the board in identifying and recommending individuals to be nominated for election to the Board of Directors by shareholders. The committee is responsible for advising the board on the structure and membership of committees of the board as well as developing corporate governance guidelines applicable to the operation of the company. The Nominating and Corporate Governance Committee operates pursuant to a written charter, a copy of which can be found on the company’s website at www.mt.com under “About Us/Investor Relations/Corporate Governance”. We describe below the process established by the committee to nominate directors to the Board of Directors as well as some of the recent corporate governance activities undertaken by the committee.

Director Nomination Process

When there is an actual or anticipated board vacancy, candidates for the Board of Directors may be recommended by (i) any member of the Nominating and Corporate Governance Committee, (ii) other board members, (iii) third parties engaged for that purpose by the committee, and/or (iv) the company’s shareholders. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders and evaluate them in the same manner as other candidates. Shareholders interested in recommending a person to be a director of the company must make such recommendation in writing. The recommendation must be forwarded to the Secretary of the company at: Mettler-Toledo International Inc., Im Langacher 44, 8606 Greifensee, Switzerland. Shareholder recommendations must include the information and be sent within the time-frames specified in the company’s by-laws, a copy of which can be obtained from the Secretary. Additional details regarding minimum qualifications for director nominees can be found in the corporate governance guidelines on the company’s website at www.mt.com under “About Us/Investor Relations/Corporate Governance”.

The Nominating and Corporate Governance Committee follows the following process in nominating candidates for a position on the company’s Board of Directors.

(1)	The committee begins by working with the Presiding Director and Chairman of the Board to determine the specific qualifications, qualities and skills that are desired for potential candidates to fill the vacancy on the board. The committee makes this determination based upon the current composition of the board, the specific needs of the company and the Minimum Qualifications for Directors included in the corporate governance guidelines. These state that the Board of Directors should be composed of successful individuals who demonstrate integrity, reliability, knowledge of corporate affairs, a general understanding of the company’s business, and an ability to work well together. The committee considers diversity in business background, area of expertise, gender and ethnicity. The committee also evaluates longer-term board succession, taking into account the demographics of respective board members.
(2)	The Nominating and Corporate Governance Committee, Presiding Director and Chairman of the Board will then compile a list of all candidates recommended to fill the vacancy on the board. Candidates who meet the desired qualifications, qualities and skills will be required to complete a questionnaire that solicits information regarding the candidates’ background, experience, independence and other information.
(3)	Members of the Nominating and Corporate Governance Committee, the Presiding Director, the Chairman of the Board and, in appropriate cases, other board members will interview those candidates who have completed the questionnaire.
(4)	Following these interviews, the full Nominating and Corporate Governance Committee considers the qualifications of each candidate to ensure that each candidate meets the specific qualities and skills that are desired. The committee will forward to the Board of Directors for consideration a list of candidates qualified for the position.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

During 2012, the Nominating and Corporate Governance Committee evaluated changes in individual Directors’ professional status to evaluate their ability to continue serving on the board. With regard to the current board nominees, the Nominating and Corporate Governance Committee has recommended to the board that the nine current directors be nominated for re-election.

In 2012, the Nominating and Corporate Governance Committee also oversaw the adoption of a company equity hedging policy prohibiting directors and executive officers from hedging the ownership of METTLER TOLEDO securities.

Respectfully submitted by the members of the
Nominating and Corporate Governance
Committee:

George M. Milne, Chairman
Wah-Hui Chu
Hans Ulrich Maerki

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The Compensation Committee oversees compensation of the company’s executive officers. In carrying out its duties, the Compensation Committee receives information and recommendations from the Chairman, the Head of Human Resources and the Chief Executive Officer, and may consult with outside compensation consultants as it deems appropriate. The Compensation Committee has historically used the firm Pearl Meyer & Partners to provide market surveys of executive compensation in technology firms in comparable industries (including scientific instrument firms), which are considered in setting compensation levels. See the Compensation Committee Report for a discussion of the Committee’s review of the independence of Pearl Meyer & Partners.

The objectives of the company’s executive compensation programs are to:

•	Create a strong link between pay and performance. The company sets challenging, objectively measurable targets, and compensation is designed to reward overachievement of those targets. At the same time, when performance is only at or below target, compensation tends to be below market.
•	To tie a significant portion of executive compensation to shareholder value creation. The company does this in part by linking long-term compensation to the company’s long-term performance. The annual cash incentive is also tied to short-term metrics, including growth in earnings per share.
•	Align executives’ interests with those of the company’s shareholders through the equity ownership guidelines described below.
•	Attract and retain the best talent. Total compensation must be competitive in the global personnel market in which we operate.

In establishing executive compensation policies the Compensation Committee considers, among other things, the results of the Advisory vote on Executive Compensation from the 2012 Annual Meeting of Shareholders. The result of the advisory vote was very positive with 92% of votes cast in favor of the company’s compensation of its named executive officers. In 2012, the Compensation Committee did not make any material changes to its executive compensation policies.

2012 Compensation Highlights

In 2012, we grew earnings per share by 11% despite a challenging economic environment due to management’s proactive gross margin and cost control measures.

In light of these achievements, the key components of 2012 executive compensation were as follows:

•	Salaries — Base salaries were reviewed and left unchanged or moderately increased based on salary survey data, local market conditions and individual performance.
•	Annual Cash Incentives — The average target achievement for our named executive officers in 2012 was 102.96%, resulting in incentive payments of between 32% and 81% of base salary. In recent years, the average target achievement for executive officers has ranged from 95% to approximately 125%, resulting in cash incentives of between 32% and 155% of base salary.
•	Long-Term Incentives — The value of stock options granted to our named executive officers in 2012 increased by between 0% and 6% compared to 2011, reflecting both survey data and expansion of certain individual responsibilities.

Compensation Program Elements

The company’s compensation program consists of three main elements: base salary, an annual cash incentive and long-term incentive compensation, and other elements of a smaller magnitude. The majority of executive compensation is performance based, and is paid in the form of the annual cash incentive and long-term incentive compensation.

COMPENSATION DISCUSSION AND ANALYSIS

Our goal is to ensure that the three main elements of compensation are carefully considered and fair, and that executives are motivated to further the interests of shareholders, both short-term and long-term.

Each year the Compensation Committee separately reviews each of the three elements, as well as total compensation, taking into account the company’s growth and performance, individual executive performance, and developments in the markets in which we compete for talent. In evaluating the competitiveness of the company’s executive compensation, the Compensation Committee periodically conducts both broad based surveys of executive compensation and surveys of the compensation of executives in the instruments and electronics industries. In 2012, Pearl Meyer & Partners provided survey data using confidential surveys relating to CEO and senior executive compensation at technology companies in comparable industries, including scientific instruments firms, and similar size firms to the company. They also provided data on peer company compensation at Ametek, Bio-Rad Laboratories, Bruker, FLIR Systems, Pall, PerkinElmer, Rockwell Automation, Roper Industries, Teledyne Technologies and Waters. The Compensation Committee also reviewed CEO compensation data from certain Swiss industrial public companies of a similar size and international organizational structure as the company.

Base Salary

The company’s goal is to pay average base salaries that are approximately at or somewhat below the median. Based on broad based and peer company surveys, we believe base salaries for executive officers are generally slightly lower than those at peer companies. Although a competitive base salary is necessary and appropriate to attract and retain high quality talent, we believe the majority of executive compensation should be paid in ways that link pay with performance. We accomplish this through the annual cash incentive and long-term incentives.

Changes in 2012 Compensation

Based on its review of salary survey data referred to above, local market conditions, and taking into account each individual’s performance, the Compensation Committee left the 2012 base salary for Mr. Filliol unchanged and increased the base salary for Mr. Donnelly by 1.5% and Mr. de la Guéronnière by 2.3%, in each case effective April 1st. The salaries of Messrs. Heidingsfelder and Kirk were established in their respective employment agreements in connection with their joining the company. Based on the quality of leadership of the management team, and the overall performance of the company, the committee believes management’s compensation is appropriate.

Annual Cash Incentive

We link pay with performance through our cash incentive plan, called POBS Plus. The purpose of the incentive plan is to provide an incentive to key employees of the company to reward them for driving the financial success of the company as measured based on objective financial criteria. The incentive plan is administered by the Compensation Committee. At the end of each year, the Compensation Committee establishes the performance targets on which each participant’s incentive is based for the coming year. The targets used relate closely to our annual plan and budget, which are approved by the full Board of Directors each year. The targets are set taking into account the economic environment, the health of the company’s end-user markets, and the challenges and opportunities of the company’s various businesses. See “2012 Threshold, Target, Maximum and Actual Performance” below.

In addition, between 12 and 20 percent of the incentive for each participant in the POBS Plus incentive plan is based on individual objective performance targets relating to the company’s annual business objectives. The Compensation Committee directly evaluates the Chief Executive Officer’s performance on his individual targets, and reviews the CEO’s recommendation on the individual target performance of the other executive officers. After the conclusion of each year, the Compensation Committee reviews the audited results of the company’s performance against each participant’s performance targets and determines the incentive payment, if any, earned by each participant.

COMPENSATION DISCUSSION AND ANALYSIS

Cash Incentive Payment as % of Base Salary

	Achievement vs. Target Levels
Name	<90%	100% (Target)	130% (Maximum)
Olivier A. Filliol	—	50%	169%
William P. Donnelly	—	45%	158%
Other Named Executive Officers	—	45%	161%

The plan provides that targets for 100% achievement should be challenging and ambitious, but also realistic and attainable such that it is possible to achieve and exceed them. The impact of over- or under-achieving targets on the annual incentive can be significant. The company and Board of Directors therefore approach the target setting process with care and consideration. We believe targets are set consistently with the philosophy of the POBS Plus plan that they be challenging and ambitious. In recent years the average target achievement for executive officers has ranged from 95% to approximately 125%, resulting in incentive payments of between 32% and 155% of base salary.

2012 Threshold, Target, Maximum and Actual Performance

2012 Performance Targets	Threshold	Target	Maximum	Actual
Adjusted Non-GAAP Earnings Per Share(1)	$9.50	$9.74	$10.46	$9.61
Net Cash Flow(2)	$317.9 million	$327.4 million	$355.9 million	$333.7 million
Last 12 Months Inventory Turnover	4.55	4.60	4.75	4.90
Group Sales (at budgeted currency rates)	$2,493.3 million	$2,518.5 million	$2,594.1 million	$2,387.4 million

(1)	Excludes purchased intangible amortization (net of tax) of $4.5 million, and restructuring charges (net of tax) of $12.5 million. The figure is based upon a 24.5% tax rate rather than the reported 24% rate.
(2)	Represents cash flow from operations before tax payments and voluntary pension payments less capital expenditures.

The 2012 weighted performance relative to targets resulted in the following incentive payments as a percent of base salary under the POBS Plus plan for 2012:

Mr. Filliol	50%
Mr. Donnelly	53%
Mr. de la Guéronnière	32%
Mr. Heidingsfelder(1)	81%
Mr. Kirk(1)	81%

(1)	Pursuant to their employment agreements, the 2012 target achievement under the POBS Plus plan for Messrs. Heidingsfelder and Kirk was guaranteed at a minimum of 108%.

Long-Term Incentives

Another method we have historically used to link pay with performance is awarding stock options, which we believe aligns management’s long-term interests with those of the company’s shareholders. Our stock options (including those granted in 2012) typically vest over five years, 20% per year, starting on the first anniversary of the date of grant. In 2008, we granted certain performance options that would only vest in five years if the company met a 15% per year EPS growth target for the five year period 2008-2012. The company satisfied the EPS growth target, and the performance options vested by their terms on March 1, 2013. Options generally have a term of ten years, except for certain grants to Swiss residents having terms of ten and a half years.

In determining the size of each named executive officer’s stock option grants, the Compensation Committee evaluates the relative importance of the individual’s job, the contribution and performance of the individual, their years of service and their total compensation, as well as competitive information about equity as described above relative to each individual. The initial 2012 grants of stock options and restricted stock units to Messrs. Heidingsfelder and Kirk were negotiated and agreed in their employment agreements. In 2012, these factors led to the grant of stock options with the grant date fair values each as described in the table “Grant of Plan-Based Awards”.

The Compensation Committee believes that past performance is just one factor to take into account in determining the size of future awards.

COMPENSATION DISCUSSION AND ANALYSIS

Option Grant Practices and Policy

The Compensation Committee approves all option grants. Option grants are typically made once each year when the overall annual compensation review takes place (typically in late October or early November each year). The Compensation Committee and Board meeting dates are set several years in advance, and the option grants are made on the meeting date. This is typically shortly before the announcement of the company’s earnings. In the past, the Committee has also made initial grants to individual executive officers at the time they started serving as executive officers. All options have an exercise price equal to the closing price of the company’s shares on the New York Stock Exchange on the date of grant.

Equity Ownership Guidelines

The Compensation Committee feels it is important for senior executives to have a significant portion of their ongoing compensation tied to the interests of shareholders. In 2009, the Compensation Committee implemented equity ownership guidelines for executive officers that call for the individuals to accumulate equity ownership as follows:

Category	Value of Equity Ownership Required
CEO	5x base salary
CFO	3x base salary
Other executive officers	2x base salary

The following types of equity count towards the ownership requirement: shares held directly, vested and unvested restricted stock units (if any), and the in-the-money value of vested stock options. Individuals have a five-year period to meet the ownership requirement, running from July 2009. For officers joining after that date, the five-year period runs from the date of appointment as an officer. If an individual does not meet the requirement within the relevant time periods, the Compensation Committee has the discretion not to make further equity grants to that person. If an individual has met their requirement but subsequently falls below due to a drop in share price, they will have 24 months to rebuild their ownership, subject to Compensation Committee discretion. As of June 30, 2012, all officers who had been serving with the company for more than three years had already met their equity ownership target.

Share Purchase Plan

In 2007, the board approved the Mettler-Toledo 2007 Share Purchase Plan. Under the plan, executive officers may purchase company shares using all or a portion of their cash incentive payable under the POBS Plus plan, subject to approval of the Compensation Committee. The issue price for shares under the plan will be equal to the New York Stock Exchange closing price on the date of issuance, which occurs before March 15 of each year. All shares issued pursuant to the plan are restricted for a period of five years from the date of issuance, during which time they may not be sold, assigned, transferred or otherwise disposed of, nor may they be pledged or otherwise hypothecated, except in the case of death or disability.

Swiss Pension Plan

The Swiss-based executive officers (Messrs. Filliol, Heidingsfelder and Kirk) participate in a Swiss pension plan called Mettler-Toledo Fonds, which is a cash balance benefit (or pension) plan. Each year we contribute to the plan 22% of each participating named executive officer’s “covered salary.” The covered salary for pension purposes is equal to 77.27% of the individual’s target salary (consisting of the base salary plus the cash incentive earned at 100% target achievement) and was capped by Swiss law at a maximum of CHF 835,200 in 2012 and 2011 and CHF 820,800 in 2010. Individual employees may also make their own direct contributions to the plan from their own funds. Amounts in the plan bear interest depending on the annual performance of the pension plan, including certain minimum amounts as set by Swiss law. Retirement benefits are paid in the form of a lump-sum payment when the employee reaches the normal retirement age under the plan of 65.

Tax Treatment

Section 162(m) of the Internal Revenue Code prohibits the company from deducting compensation in excess of $1 million paid to certain employees, generally its CEO and its three other most highly compensated executive officers (excluding the CFO), unless that compensation qualifies as performance-based compensation. We

COMPENSATION DISCUSSION AND ANALYSIS

maintain flexibility to balance the need to fairly compensate the company’s executive officers with the company’s ability to deduct compensation pursuant to Section 162(m).

Tax Equalization Agreements (Swiss Executives)

The company is a party to tax equalization agreements with Messrs. Filliol and Kirk, who are non-U.S. citizens and non-U.S. residents and who pay income tax on their earnings in Switzerland. The individuals do not receive any cash benefit from the agreements, the principle of which is to leave the employee in exactly the same position (i.e., no better and no worse off) than if they had not become subject to incremental U.S. taxation on a portion of their income. Under the tax equalization agreements, the company has agreed to pay taxes borne by these executives in respect of incremental taxation being due in the United States by virtue of their work for the company there. Because the individuals are left no better and no worse off than had they not become subject to U.S. taxation, the Compensation Committee does not believe it is appropriate to take into account the U.S. taxes paid by the company under the tax equalization agreements when determining the employees’ compensation each year. In cases where the individual’s Swiss taxes are lower as a result of the company having paid these U.S. tax amounts, the individual may need to make a payment to the company under the tax equalization agreement.

Employment Agreements

The company is a party to employment agreements with each of the named executive officers. These agreements provide for a base salary subject to adjustment and participation in our cash incentive plan and other employee benefit plans. Each agreement prohibits the executive from competing with the company for a period of 12 months after termination of employment. The agreements may be terminated without cause by either party on 12 months’ notice, during which period the executive is entitled to full compensation under the agreement, including payment of base salary, target cash incentive, and continuation of benefits.

The equity compensation arrangements are separately described in the sections below entitled “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End”. The operation of the employment agreements in the context of a termination or a change in control is separately described below under “Payments Upon Termination or Change in Control”.

Summary Compensation Table(1)

Name and Principal Position	Year	Base Salary ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Olivier A. Filliol	2012	$941,399	—	$2,799,930	$473,053	$195,952	$(25,826)	$4,384,508
President and Chief Executive Officer	2011	941,399	—	2,799,956	1,132,033	195,952	181,844	5,251,183
	2010	941,399	—	2,545,118	1,457,851	192,573	110,416	5,247,358
William P. Donnelly	2012	384,375	—	1,071,056	203,775	n.a.	37,196	1,696,402
Chief Financial Officer	2011	382,031	—	1,049,930	365,387	n.a.	38,527	1,835,875
	2010	375,000	—	949,973	477,413	n.a.	32,899	1,835,285
Marc de la Guéronnière	2012	266,636	—	572,086	86,144	57,949	18,398	1,001,214
Head of European Market Organizations	2011	229,646	—	539,922	179,791	45,339	69,676	1,064,373
	2010	194,848	—	475,081	220,159	52,062	99,370	1,041,521
Michael Heidingsfelder(6)	2012	255,977	200,454	359,978	207,342	63,096	19,886	1,106,732
Head of Industrial
Simon Kirk(6)	2012	325,432	199,775	299,942	263,600	80,217	131,175	1,300,142
Head of Product Inspection

(1)	All amounts shown were paid in Swiss francs, except amounts paid to Mr. Donnelly and U.S. tax equalization payments, which were paid in U.S. dollars, and amounts paid to Mr. de la Guéronnière, which were paid in Euros. For purposes of this table, all amounts paid in Swiss francs were converted to U.S. dollars at a rate of CHF 0.9377 to $1.00, and amounts paid in Euros were converted to U.S. dollars at a rate of EUR 0.7780 to $1.00, in each case the respective average exchange rate in 2012.

COMPENSATION DISCUSSION AND ANALYSIS

(2)	Represents the aggregate grant date fair value of stock option awards for each individual computed in accordance with ASC 718. The valuation assumptions associated with such awards are discussed in Note 12 to the company’s financial statements included in the Form 10-K for the fiscal year ending December 31, 2012.
(3)	Amounts shown are the annual cash incentive earned under the company’s POBS Plus incentive plan.
(4)	Represents the change in actuarial present value of each individual’s accumulated benefit under the Mettler-Toledo Fonds pension plan, a Swiss cash balance benefit plan, consisting of the company’s contributions to the plan on behalf of each individual. In the case of Mr. de la Guéronnière, represents the company’s contributions to the French pension plan.
(5)	Includes tax equalization payments and other miscellaneous benefits as set out below. As described in the Compensation Discussion and Analysis above, the individuals do not receive any cash benefit from the tax equalization payments. The principle of the tax equalization is to leave the employee in exactly the same position (i.e., no better and no worse) than if they had not become subject to U.S. taxation on a portion of their income. As such, the Compensation Committee does not believe it is appropriate to include these tax equalization amounts when determining the employees’ compensation each year. Negative amounts represent payments by the individual to the company, for example as a result of lower Swiss taxes being due by virtue of the U.S. tax payments.

Miscellaneous personal benefits, none of which individually exceeds $25,000 in value unless otherwise stated, include car allowances, expense allowances, tax return preparation, and the value of meals in the company cafeteria. In Mr. Donnelly’s case, they also include the company’s matching payments under its 401(k) plan, access to a company-rented apartment in Columbus in lieu of hotel accommodations and the dollar value of life insurance premiums paid by the company. In Mr. de la Guéronnière’s case, benefits in 2010 include a housing allowance of $44,396 and a schooling allowance of $30,378, and benefits in 2011 include a housing allowance of $25,898 and a schooling allowance of $18,116. In Mr. Kirk’s case, benefits in 2012 include a schooling allowance of $95,980.

Name	Year	Tax Equalization	Miscellaneous Benefits
Olivier A. Filliol	2012	$(62,260)	36,434
	2011	149,185	32,659
	2010	76,316	34,100
William P. Donnelly	2012	n.a.	37,196
	2011	n.a.	38,527
	2010	n.a.	32,899
Marc de la Guéronnière	2012	n.a.	18,398
	2011	n.a.	69,676
	2010	n.a.	99,370
Michael Heidingsfelder	2012	n.a.	19,886
Simon Kirk	2012	4,200	126,975

(6)	Messrs. Heidingsfelder and Kirk became executive officers in May 2012.

Grants of Plan-Based Awards

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) [POBS Plus Cash Incentive]			Grant Date(2)	All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Threshold ($)	Target ($)	Maximum ($)
Olivier A. Filliol	0	$470,700	$1,594,730	n.a.
				10/31/2012		59,930	$169.37	$2,799,930
William P. Donnelly	0	175,500	614,250	n.a.
				10/31/2012		22,925	169.37	1,071,056
Marc de la Guéronnière	0	120,650	430,317	n.a.
				10/31/2012		12,245	169.37	572,086
Michael Heidingsfelder(4)	0	153,586	547,792	n.a.
				04/01/2012	1,085			200,454
				10/31/2012		7,705	169.37	359,978
Simon Kirk(4)	0	155,976	556,316	n.a.
				02/08/2012	1,090			199,775
				10/31/2012		6,420	169.37	299,942

(1)	Represents the range of cash incentive payments possible under the company’s POBS Plus incentive plan in respect of the 2012 fiscal year. The maximum incentive possible is 169.4% of base salary for Mr. Filliol, 157.5% for Mr. Donnelly, and 160.5% of base salary for the other named officers. The target cash incentive is 50% of base salary for Mr. Filliol and 45% of base salary for the other named officers. The actual incentive earned in each year is included in the “Summary Compensation Table” above.

COMPENSATION DISCUSSION AND ANALYSIS

(2)	Each of the stock and option awards was made under the Mettler-Toledo International Inc. 2004 Equity Incentive Plan. The stock grants are restricted stock units that vest in five equal annual installments starting on the first anniversary of the date of grant. The option grants vest in five equal annual installments starting on the first anniversary of the date of grant.
(3)	The stock award granted to Mr. Heidingsfelder occurred on a day the market was closed. The grant date fair value of the stock award granted to Mr. Heidingsfelder is calculated using the share price $184.75, the closing price on March 30, 2012, the last trading day immediately preceding the date of grant. The grant date fair value of the stock award granted to Mr. Kirk is calculated using the share price $183.28, the closing price on February 8, 2012. The grant date fair value of the options of $46.72 per share has been computed in accordance with ASC 718 using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of five years; a risk-free interest rate of 0.71%; a volatility rate of 30%; and a zero dividend yield. The Black-Scholes option pricing model is only one method of valuing options. The actual value of the options may significantly differ, and depends on the excess of the market value of the common stock over the exercise price at the time of exercise.
(4)	This table shows the range of cash incentive payments possible under the company’s POBS Plus incentive plan for Messrs. Kirk and Heidingsfelder based on full year figures. Mr. Kirk started his employment with the company in late January 2012, and Mr. Heidingsfelder in April 2012. The actual incentives paid to these individuals in respect of 2012 will be pro-rated for the portion of the year they actually worked for the company.

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)
Olivier A. Filliol
	15,000	0	$33.23	11/07/2002	05/06/2013
	30,000	0	$37.56	08/27/2003	02/27/2014
	15,000	0	$37.56	08/27/2003	02/27/2014
	40,000	0	$47.95	10/28/2004	04/28/2015
	55,000	0	$52.37	11/03/2005	05/03/2016
	45,000	0	$68.06	11/02/2006	05/02/2017
	66,800	0	$105.11	11/01/2007	11/01/2017
	0	66,800	$112.37	01/03/2008	01/03/2018
	88,000	22,000	$73.69	11/06/2008	11/06/2018
	49,860	33,240	$90.76	10/28/2009	10/28/2019
	26,904	40,356	$133.00	11/03/2010	11/03/2020
	13,198	52,792	$149.95	11/02/2011	11/02/2021
	0	59,930	$169.37	10/31/2012	10/31/2022
William P. Donnelly
	32,000	0	$47.95	10/28/2004	10/28/2014
	55,000	0	$52.37	11/03/2005	11/03/2015
	45,000	0	$68.06	11/02/2006	11/02/2016
	30,250	0	$105.11	11/01/2007	11/01/2017
	0	27,500	$112.37	01/03/2008	01/03/2018
	36,080	9,020	$73.69	11/06/2008	11/06/2018
	19,494	12,996	$90.76	10/28/2009	10/28/2019
	10,042	15,063	$133.00	11/03/2010	11/03/2020
	4,949	19,796	$149.95	11/02/2011	11/02/2021
	0	22,925	$169.37	10/31/2012	10/31/2022
Marc de la Guéronnière
	4,200	0	$105.11	11/01/2007	11/01/2017
	0	13,750	$112.37	01/03/2008	01/03/2018
	15,600	3,900	$73.69	11/06/2008	11/06/2018
	9,315	6,210	$90.76	10/28/2009	10/28/2019
	5,022	7,533	$133.00	11/03/2010	11/03/2020
	2,545	10,180	$149.95	11/02/2011	11/02/2021
	0	12,245	$169.37	10/31/2012	10/31/2022
Michael Heidingsfelder						1,085	$209,730
	0	7,705	$169.37	10/31/2012	10/31/2022
Simon Kirk						1,090	$210,697
	0	6,420	$169.37	10/31/2012	10/31/2022

(1)	Each of the options vests ratably over five years starting from the first anniversary of the date of grant, except certain options granted in 2003, which vested on the first and second anniversary of the date of grant, and the January 3, 2008 grants, which vest in full on March 1, 2013.
(2)	Mr. Kirk received a grant of 1,090 restricted stock units in February 2012 and Mr. Heidingsfelder received a grant of 1,085 restricted stock units in April 2012. The restrictions on these restricted stock units lapse ratably over five years from the first anniversary of the date of grant. The market value figure shown in the Stock Awards column is calculated using the closing share price of $193.30 on December 31, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Option Exercises and Stock Vested in Fiscal 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Net Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Olivier A. Filliol	45,000	$5,881,422	—	$—
William P. Donnelly	22,750	1,919,850	—	—
Marc de la Guéronnière	—	—	—	—
Michael Heidingsfelder	—	—	—	—
Simon Kirk	—	—	—	—

Securities Authorized for Issuance under Equity Compensation Plans
As of December 31, 2012

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	2,104,775	$94.56	925,597
Equity compensation plans not approved by security holders	0	0	0
Total	2,104,775	$94.56	925,597

(1)	If the 2013 Equity Incentive Plan is approved by shareholders, no further grants will be made under the company's existing plan and the 925,597 shares shown here will be transferred to the 2013 Equity Incentive Plan.

Pension Benefits(1)

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Olivier A. Filliol	Mettler-Toledo Fonds	14	$5,878,447	0
William P. Donnelly	n.a.	n.a.	n.a.	n.a.
Marc de la Guéronnière	ARRCO/AGIRC	11	n.a.	0
Michael Heidingsfelder	Mettler-Toledo Fonds	1	64,760	0
Simon Kirk	Mettler-Toledo Fonds	1	214,164	0

(1)	The Swiss-based executive officers (Messrs. Filliol, Heidingsfelder and Kirk) participate in a Swiss pension plan called Mettler-Toledo Fonds, which is a form of cash balance benefit (or pension) plan. Each year we contribute to the plan 22% of each participating named executive officer’s “covered salary”. The covered salary for pension purposes is equal to 77.27% of the individual’s target salary (consisting of the base salary plus the cash incentive earned at 100% target achievement) and was capped by Swiss law at a maximum of CHF 835,200 in 2012 and 2011 and CHF 820,800 in 2010. Mr. de la Guéronnière participates in the French pension system, which is a type of contributory pension plan under which pensions are calculated on the basis of “points” acquired according to contributions made by the employer and employee during the employment period.
(2)	Swiss franc amounts have been converted to U.S. dollars at a rate of CHF 0.9136 to $1.00, the exchange rate on December 31, 2012. Individual employees may also make their own direct contributions to the plan from their own funds. Of the amounts shown, Mr. Filliol has individually contributed $3.4 million and Mr. Kirk has contributed $0.1 million.

COMPENSATION DISCUSSION AND ANALYSIS

Payments Upon Termination or Change in Control

Pursuant to their employment agreements described above, each of the named executive officers may be terminated after giving the requisite notice. In the event of certain terminations, the executives are entitled to receive full compensation during the notice period.

The following table reflects payments that would have been made to the named executive officers if they had been terminated on various grounds, assuming that notice of termination was given on December 31, 2012. The actual amounts to be paid out can only be determined at the time of any such executive’s termination of employment. This table does not include information about any contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all salaried employees.

Potential Payments Upon Termination or Change in Control(1)

Name	For Cause/Death/ Disability/ Retirement(2)	Not For Cause/For Good Reason/All Other(3)
Olivier A. Filliol
Base Salary	0	$941,399
Cash Incentive	0	470,700
Pension	0	195,952
Benefits	0	25,648
Total	0	1,633,698
William P. Donnelly
Base Salary	0	390,000
Cash Incentive	0	175,500
Pension	0	14,925
Benefits	0	10,000
Total	0	590,425
Marc de la Guéronnière
Base Salary	0	268,111
Cash Incentive	0	120,650
Pension	0	57,949
Benefits	0	15,810
Total	0	462,519
Michael Heidingsfelder
Base Salary	0	341,303
Cash Incentive	0	153,586
Pension	0	63,096
Benefits	0	8,398
Total	0	566,384
Simon Kirk
Base Salary	0	346,614
Cash Incentive	0	155,976
Pension	0	80,217
Benefits	0	116,188
Total	0	698,996

(1)	In all termination scenarios, the named executive officer retains vested amounts in the company’s pension plans — these amounts are described in the “Present Value of Accumulated Benefit” column of the Pension Benefits table above. In a change in control situation, unless otherwise provided in an option agreement, all unvested outstanding options will accelerate and become fully exercisable. For purposes of the table below, we assume that all outstanding options accelerate and become fully exercisable as of December 31, 2012 (and that unvested restricted stock units vest in the case of Messrs. Heidingsfelder and Kirk). The expense associated with this

COMPENSATION DISCUSSION AND ANALYSIS

acceleration is the same as absent a change in control, but would be incurred by the company earlier than over the normal course of the vesting period. The value of the named executive officers’ unvested stock options (and unvested restricted stock units of Messrs. Heidingsfelder and Kirk) as of December 31, 2012 is as follows (calculated as the difference between the share price on that date of $193.30 and the respective exercise price):

Name	Net Value of Accelerated Unvested Stock Options
Olivier A. Filliol	$17,602,099
William P. Donnelly	6,952,118
Marc de la Guéronnière	3,404,606
Michael Heidingsfelder	394,111
Simon Kirk	364,328
(2)	The named executive officers are not entitled to any additional compensation from the company or any additional option vesting upon a termination for cause or termination relating to disability or upon death or retirement. In a termination for cause, each employee forfeits vested as well as unvested stock options. U.S.-based employees have company-provided life insurance paying one time their annual compensation (up to $500,000) upon the employee’s death during employment. In Mr. Donnelly’s case, the insured amount is $500,000.
(3)	In all other terminations (including not for cause or for good reason), the individual is entitled to base salary, the cash incentive and certain benefits for the contractual notice period in their respective employment agreement. Pursuant to the operation of our equity plans applicable to all employees, the individual is also entitled to additional option vesting during the notice period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the board in reviewing and monitoring the compensation of the company’s executives. The Compensation Committee operates pursuant to a written charter, a copy of which can be found on the company’s website at www.mt.com under “About Us/Investor Relations/Corporate Governance”. Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The company has provided appropriate funding to the Compensation Committee to do so.

The Compensation Committee is responsible for establishing compensation arrangements that allow the company to retain, attract and motivate highly qualified employees. The Compensation Committee reviews the company’s total compensation budget, and sets the annual compensation of the company’s executive officers, including the Chief Executive Officer. It also evaluates and sets the compensation of the directors. In carrying out its duties, the Compensation Committee receives input and recommendations from the Chairman, Head of Human Resources and the Chief Executive Officer regarding the amount and form of executive and director compensation.

The Compensation Committee also makes periodic use of compensation consultants. In 2012, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its independent executive compensation consultant. PM&P reports directly to the Compensation Committee, and the Compensation Committee may replace PM&P or hire additional consultants at any time. PM&P attends meetings of the Compensation Committee, as requested, and communicates with the Chair of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the company’s executive officers.

PM&P provides various executive compensation services to the Compensation Committee at its request with respect to the company’s executive officers and other key employees, as well as the Board of Directors and Chairman of the Board. The services PM&P provides include advising the Compensation Committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of the company’s program design and awards.

The Compensation Committee reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with PM&P, and determined that PM&P’s work for the Committee in 2012 did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, or applicable rules and regulations of the SEC and the NYSE. In making this determination, the Compensation Committee noted that during 2012:

•	PM&P did not provide any services to the company or its management other than service to the Compensation Committee, and its services were limited to executive compensation consulting. Specifically, it did not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;
•	Fees from the company were less than 0.2% of PM&P’s total revenue during the year of 2012;
•	PM&P maintains a Conflicts Policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;
•	With regard to whether any of the individuals on the PM&P team assigned to the company has any business or personal relationship with members of the Compensation Committee outside of the engagement, there is just one business relationship which we and PM&P have reviewed and believe does not impact PM&P’s independence:
º	Mr. Salice is on the Compensation Committee of Waters Corporation, which is a client of Mr. Van Putten, the lead consultant from PM&P providing services to the company’s Compensation Committee.

COMPENSATION COMMITTEE REPORT

•	None of the PM&P consultants working on the company engagement, or PM&P, had any business or personal relationship with executive officers of the company; and
•	None of the PM&P consultants working on the company engagement directly own company stock.

The Committee continues to monitor the independence of its compensation consultant on an annual basis.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. On the basis of such review and discussions, the Compensation Committee recommended to the Board of Directors, and the board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the
Compensation Committee:

Thomas P. Salice, Chairman
Michael A. Kelly
Hans Ulrich Maerki

PROPOSAL THREE:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the shareholders of the company are entitled to vote at the annual meeting to approve the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement and accompanying tables and narratives, our compensation program consists of three main elements: base salary, an annual cash incentive and long-term incentive compensation. Our goal is to ensure that the three main elements of compensation are carefully considered and fair, and that executives are motivated to further the interests of shareholders, both short and long-term. The company has in the past sought approval from shareholders regarding the incentive plans that we use to motivate, retain and reward our executives. Those incentive plans, including the POBS Plus Incentive System for Group Management and the 2004 Equity Incentive Plan, make up a majority of the pay that the company provides to our executives.

We have a long track record of delivering superior results for our shareholders. In the ten year period ending December 31, 2012, the company’s total return to shareholders has been 503%, compared with 99% for the S&P 500 and 239% for companies in SIC Code 3826 (Laboratory Analytical Instruments). Our executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly qualified team to run the company.

We believe our executive compensation programs are transparent, consistent with current best practices, appropriately benchmarked to peers and effective in supporting our company and our business objectives.

•	Our compensation programs are substantially tied to the achievement of key business objectives and to long-term shareholder returns.
•	Performance is objectively measured.
•	Targets are set at challenging levels.
•	Stock options granted to executives have a ten-year term and vest over five years, which helps management focus on sustainable and long-term value creation.
•	We carefully monitor the compensation of executives from companies of similar size and complexity to help us to ensure our programs are within the range of market practices.

The company seeks your advisory vote on our executive compensation programs. Shareholder advisory votes on our executive compensation programs will occur annually. After the 2013 Annual Meeting of Shareholders the next such shareholder advisory vote will occur at the 2014 Annual Meeting of Shareholders. We ask that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables and narratives contained in this proxy statement. Because your vote is advisory, it will not be binding on the Board of Directors. However, the board will review the voting results and take such results into consideration when making future decisions regarding executive compensation. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation and disclosure rules of the Securities and Exchange Commission.

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Background

The Compensation Committee of the Board of Directors has recommended that the company seek shareholder approval of the 2013 Equity Incentive Plan (the “2013 Plan”) at its annual meeting. The full text of the 2013 Plan is set out in Appendix A.

Shareholders last approved an equity plan at the 2004 Annual Meeting of Shareholders, where the 2004 Equity Incentive Plan (the “2004 Plan”) was approved. The 2004 Plan was effective May 6, 2004 and is scheduled to terminate on May 5, 2014. Approval of the 2013 Plan is necessary to allow the company to carry-on without interruption its compensation strategies outlined in the Compensation Discussion and Analysis above.

No awards may be granted under the 2013 Plan prior to shareholder approval of the 2013 Plan and, upon approval of the 2013 Plan, no further awards will be granted under the 2004 Plan. All remaining shares available under the 2004 Plan shall transfer to the 2013 Plan.

We believe the 2013 Plan will enable us to achieve our stated compensation objectives specifically with respect to the following:

•	to align management's long-term interests with the long-term interests of shareholders;
•	to reward employees for creating long-term sustainable value for shareholders; and
•	to attract and retain talented employees.

2013 Plan Highlights

The 2013 Plan largely follows the form and structure of the plan approved by shareholders in 2004, with updates and enhancements to reflect best practices that have emerged since the adoption of the 2004 Plan. The 2013 Plan Highlights include the following:

•	No Re-pricing. The company cannot re-price options or grant discounted stock options without shareholder approval.
•	No Buy-Back of Under Water Options. Under the 2013 Plan, the company cannot, without shareholder approval, buy-back options whose exercise price exceeds the then fair market value of the stock.
•	Addition of “Clawback” Provision. Awards are subject to reduction, cancellation, forfeiture, clawback or recoupment upon the happening of triggering events.
•	Minimum Vesting on Full Value Awards. Restricted stock, stock units and share awards will have minimum vesting periods of three years (except with respect to up to 175,000 shares, or approximately 5.98% of the total shares available for grant).
•	Minimum Performance Periods. Performance-based awards will have minimum performance periods of at least one year.
•	Conservative Share Counting; No Share Recycling. Full value awards (i.e., all awards other than options and stock appreciation rights) will reduce the number of shares available for grant by 2.0 shares for every one share subject to such award. Also, shares withheld or tendered as payment of the exercise price of an option or taxes are not added to the number of shares available for grant.
•	Non-Option Alternatives. The plan permits the continued use of restricted stock and other equity-based instruments besides stock options, which allows us to use fewer shares when making grants.
•	Individual Award Limits. The 2013 Plan places reasonable annual limits on the maximum awards an individual may receive.

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Dilution Before and After Adoption of the 2013 Plan(1)

One of the many positive aspects of our equity program is that our equity award recipients hold their awards longer than recipients at peer group companies, demonstrating the confidence our employees have in the company’s long-term prospects. Over two-thirds (68%) of the company’s awards outstanding are older than three years, while among the peer group, less than half the awards outstanding are older than three years (41%).(2)

Our total dilution prior to adoption of the 2013 Plan is 9.4%. With the addition of 2,000,000 shares, our total dilution following adoption of the 2013 Plan will be 14.5%.

Annual Run Rate(3)

The company has made conservative use of the shares authorized under the 2004 Plan. The company’s annual run rate of just 0.9% is almost 30% lower than that of our peer group.

(1)	Dilution prior to adoption of the 2013 Plan is calculated as a fraction, with the sum of all options and non-vested RSUs outstanding, and shares available for grant under the 2004 Plan (together “x”) as the numerator, and the sum of x and total common stock issued and outstanding as the denominator. Dilution following adoption of the 2013 Plan is calculated in the same manner, with the shares requested for the 2013 Plan added to both the numerator and the denominator.
(2)	The peer group consists of the following companies: Ametek, Bio-Rad Laboratories, Bruker, Danaher, FLIR Systems, Life Technologies, Pall, PerkinElmer, Rockwell Automation, Roper Industries, Teledyne Technologies, Thermo Fisher Scientific and Waters. All peer group calculations are based on the last three reported fiscal years as of December 31, 2012.
(3)	The 3-year run rate for the company and our peer group is equal to the sum of all equity awards (with full value awards counted at a ratio of 2:1) granted during the last three years divided by total shares outstanding at the end of that term, divided by three. The peer group run rate is 1.3%. The run rate for the company of 0.9% is for the three-year period ending 2012.

How the Company Manages Dilution from its Equity Plan

The company has a track record of being conservative with its grants, which is demonstrated by our annual run rate of just 0.9%. Among other things, we typically make grants of restricted stock to managers below the senior executive level, which results in the use of fewer shares compared to the company’s prior practice of granting only stock options.

In addition, the company has regularly pursued share repurchases under its $2.25 billion share buyback program. From 2004 through 2012, the company has repurchased a total of 20.1 million shares.

We believe the 2013 Plan, together with the actions the company takes to manage dilution, strike an appropriate balance between the company's objectives in maintaining a competitive compensation system and the interests of our shareholders in encouraging performance while managing dilution.

The Cost of the Company’s Equity Compensation Program

The cost of the company’s equity compensation program is reasonable when compared to our peers and is among the lowest of the peer group across several measures. The annual cost of the company’s program is 0.56% of sales, 4.02% of operating cash flow and 0.21% of enterprise value, compared to average peer group costs of 0.94% of sales, 6.04% of operating cash flow and 0.36% of enterprise value. On a per employee basis, the cost of the company’s program is just $1,063, only 35% of the peer group average.(1)

(1)	The cost of equity programs at the company and the peer group is the share-based compensation expense.

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Key Terms of the 2013 Plan

Following is a summary of the material terms of the 2013 Plan. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2013 Plan, a copy of which is attached to this proxy statement as Appendix A.

Shares Authorized.  2,000,000 shares of the company’s common stock, plus (i) the number of shares that remain available for awards under the Mettler-Toledo International Inc. 2004 Equity Incentive Plan (the “2004 Plan”) as of the date the company’s shareholders approve the 2013 Plan and (ii) any shares subject to awards granted under the Mettler-Toledo International Inc. 1997 Amended and Restated Option Plan and the 2004 Plan (collectively, the “Prior Plans”) that would, but for the termination of such plan, become available under such Prior Plans by reason of expiration or termination of such awards. As of December 31, 2012, there were 925,597 shares available for awards under the 2004 Plan. Upon the approval of the 2013 Plan by the shareholders, no further awards will be made under the 2004 Plan. The maximum number of shares that may be awarded as incentive stock options is 100,000.

Share Counting.  Upon the exercise of an option or stock appreciation right (other than a stock appreciation right settled entirely in cash), one share for each share subject to the award or portion thereof being exercised shall be counted for purposes of this share limitation and each share issued pursuant to any other type of award shall be counted as two shares.

Re-Use of Shares From Terminated Awards.  Shares subject to awards granted under the 2013 Plan that have been canceled, expired, forfeited or otherwise not issued under the award and shares subject to awards settled in cash shall not count as shares issued under the 2013 Plan, and can be reused for grant. Notwithstanding the foregoing, the following shares will not be added back (or, with respect to awards under Prior Plans, will not be added) to the aggregate number of shares available for issuance: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by the company to pay the exercise price of an option or (iii) shares delivered to or withheld by the company to pay the withholding taxes related to an option or a stock appreciation right.

Individual Annual Limits.  No participant may be granted options or stock appreciation rights in any calendar year in respect of more than 300,000 shares, or other awards (other than performance units which are not denominated in shares) in any calendar year in respect of more than 100,000 shares, and the maximum dollar amount that any Eligible Individual may receive in respect of performance units granted in any calendar year period may not exceed the Fair Market Value of 50,000 Shares as of the first trading day of the calendar year.

Administration.  The 2013 Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will select the individuals who are eligible for awards, determine the number of shares or amount of cash subject to each award, establish the terms, conditions and other provisions of the awards, and construe and interpret the terms of the 2013 Plan and awards. The Committee’s determinations under the 2013 Plan need not be uniform among participants who receive awards and the Committee may make non-uniform and selective determinations and may enter into non-uniform and selective award agreements with participants.

All decisions made by the Committee will be final, binding and conclusive. No member of the Committee will be liable for any action, failure to act, determination or interpretation made in good faith relating to the 2013 Plan or any transaction under the 2013 Plan.

The composition of the Committee is intended to permit the awards under the 2013 Plan to qualify for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Eligible Participants.  The Committee may select participants from among the directors, officers, and employees of the company and its subsidiaries. Participants may also include individuals to whom the company or a subsidiary has extended a written offer of employment. As of the date of this proxy statement, there are seven

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

non-employee directors, nine executive officers, and approximately 12,400 other employees who would be eligible to receive awards under the 2013 Plan (i.e., all employees of the company and its subsidiaries).

Award Types.

•	Stock Options (Nonqualified and Incentive)
•	Stock Appreciation Rights
•	Dividend Equivalent Rights
•	Restricted Stock, and Restricted Stock Units
•	Performance Awards (Performance Units, Performance Share Units and Performance-Based Restricted Stock) (collectively “Performance Awards”)
•	Shares Awards

Stock Options.  The exercise price of options may not be less than 100% of the fair market value of a share on the date of grant.

The Committee may grant non-qualified and incentive stock options to participants. Non-qualified stock options are options to purchase shares of common stock, which do not qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code. Incentive stock options are options to purchase shares of common stock, which are intended to qualify for the special tax treatment accorded to incentive stock options under Section 422 of the Code.

Subject to the terms of the 2013 Plan, the terms and conditions of options, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, will be set forth in an award agreement.

Stock Appreciation Rights.  The Committee may, either alone or in connection with the grant of an option, grant stock appreciation rights to participants under the 2013 Plan, the terms and conditions of which will be set forth in an award agreement. Stock appreciation rights granted alone may be exercised at such times and be subject to such terms and conditions as the Committee may impose. Stock appreciation rights that are granted in tandem with an option may only be exercised upon the surrender of the right to purchase an equivalent number of shares of the company’s common stock under the related option and may be exercised only with respect to the shares of common stock for which the related option is then exercisable.

A stock appreciation right entitles the participant to surrender any then exercisable portion of the stock appreciation right and, if applicable, the related option, in exchange for an amount equal to the product of (i) the excess of the fair market value of a share of the company’s common stock on the date preceding the date of surrender over the fair market value of a share of the company’s common stock on the date the stock appreciation right was issued, or, if the stock appreciation right is related to an option, the per share exercise price of the option, and (ii) the number of shares of the company’s common stock subject to the stock appreciation right.

Dividend Equivalent Rights.  The Committee may grant dividend equivalent rights either in tandem with an award or as a separate award under the 2013 Plan, the terms and conditions of which will be specified in an award agreement. Amounts payable in respect of dividend equivalent rights (i) which relate to Performance Awards, shall be deferred until the vesting, exercise, payment, settlement or other lapse of restrictions on the related performance award and (ii) which relate to awards other than Performance Awards, may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate.

Restricted Stock and Restricted Stock Units.  The Committee may grant awards of restricted stock and restricted stock units under the 2013 Plan, the terms and conditions of which will be set forth in an award agreement. In the case of restricted stock, unrestricted shares will be delivered when the restrictions lapse and, unless the Committee determines otherwise at the time of grant, a grantee of shares of restricted stock will have

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions. Restricted stock awards may also be granted subject to performance-based vesting conditions, as more fully described below.

In the case of restricted stock units, each unit represents the right of the participant to receive a payment upon vesting equal to the fair market value of a share as of the date the unit was granted, the vesting date or such other date determined by the Committee (subject to any payment limitations that may be imposed by the Committee). The Committee may provide for the settlement of restricted stock units in cash or shares having a fair market value equal to the payment to which the participant has become entitled.

Share Awards.  The Committee may grant share awards under the 2013 Plan, the terms and conditions of which will be set forth in an award agreement. Such awards may be made as additional compensation for services rendered or in lieu of cash or other compensation to which the participant is entitled.

Minimum Vesting for Certain Awards.  Restricted stock, restricted stock units and share awards will vest over a period of at least three years (one-third of the shares subject to the award each year), except that up to 175,000 shares in the aggregate (which is approximately 8.8% of the total shares authorized) may be subject to shorter vesting periods.

Performance Awards.  The Committee may grant awards of performance units, performance share units and performance-based restricted stock (collectively, “Performance Awards”) under the 2013 Plan, the terms and conditions of which will be set forth in an award agreement. Performance Awards will be earned only if performance goals established for the performance cycle are met. Performance Awards will be subject to a minimum one-year performance cycle.

Performance Units.  Performance units are denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives during the performance cycle and such other conditions determined by the Committee, represent the right to receive a payment in cash or shares equal to a specified dollar amount or a percentage of the specified dollar amount, depending on the level of performance attained (and subject to any payment limitations that may be imposed by the Committee).

Performance Share Units.  Performance share units are denominated in shares and, contingent upon the attainment of specified performance objectives during the performance cycle and such other conditions determined by the Committee, represent the right to receive a payment in cash or shares equal to the fair market value of a share on the date of grant, the date of vesting or any other date specified by the Committee or a percentage of such amount, depending on the level of performance attained (and subject to any payment limitations that may be imposed by the Committee).

Performance-Based Restricted Stock.  Shares of performance-based restricted stock shall become vested and the restrictions thereon will lapse based upon the attainment of specified performance objectives during the performance cycle and such other conditions determined by the Committee, depending on the level of performance attained. Unrestricted shares will be delivered when the restrictions lapse and, unless the Committee determines otherwise at the time of grant, a grantee of shares of performance-based restricted stock will have full voting rights and other rights as a shareholder, including rights to receive dividends and other distributions.

Performance Objectives.  Performance Awards awarded under the 2013 Plan may be made subject to the attainment of performance goals based on one or more of the following business criteria, either individually, alternatively or in any combination:

—	cash flow;
—	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);
—	earnings per share;
—	growth in earnings or earnings per share;

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

—	stock price;
—	return on equity or average shareowners’ equity;
—	total shareowner return;
—	return on capital;
—	return on assets or net assets;
—	return on investment;
—	revenue;
—	growth in revenue, including software and service revenue;
—	income or net income;
—	operating income or net operating income;
—	Adjusted Operating Income (defined as gross profit less research and development, selling general and administrative expenses and restructuring charges, before amortization, interest expense and other charges);
—	operating profit or net operating profit;
—	operating margin;
—	return on operating revenue;
—	working capital management, including inventory turnover and days sales outstanding
—	market share;
—	entry into new markets, either geographically or by business line;
—	contract awards or backlog;
—	customer retention or customer satisfaction;
—	new product development;
—	overhead or other expense reduction;
—	growth in shareowner value relative to the moving average of any major stock index or a peer group index;
—	EVA (economic value added);
—	credit rating;
—	acquisition plan development and implementation;
—	strategic plan development and implementation, including turnaround plans;
—	leadership team development;
—	employee retention; and
—	improvement in workforce diversity.

Performance criteria may be used to measure the performance of the company as a whole or a business unit, business segment or division, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

award. The Committee may adjust performance criteria to reflect the impact of specified corporate transactions, accounting or tax law changes or other extraordinary or nonrecurring events.

Performance goals must be established by the Committee before the earlier of the date on which 25% of the performance cycle has elapsed or 90 days after the performance cycle has commenced. The Committee shall not be entitled to exercise any discretion (unless authorized under the 2013 Plan) with respect to Performance Awards intended to qualify as performance-based compensation under Section 162(m) of the Code.

Duration of Awards.  The Committee has the discretion to determine the term of options and stock appreciation rights granted under the 2013 Plan. However, the term cannot exceed 10 years for options and stock appreciation rights, except that the Committee may provide that an option or stock appreciation right may be exercised during the six month period following the grantee’s death, even if that extends beyond the 10 year term.

Transferability.  Options and stock appreciation rights are not transferable except as provided by will or the laws of descent and distribution or a qualified domestic relations order, or as the Committee may determine at or after grant. Dividend equivalent rights, restricted stock, restricted stock units, Performance Awards and other share-based awards may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

Change in Control.  Unless otherwise provided in an award agreement, grants of options, stock appreciation rights, restricted stock units and restricted stock will become exercisable and vested upon the occurrence of a change in control (as defined in the 2013 Plan). In addition, in the event a grantee’s employment is terminated by the company without cause (as defined in the 2013 Plan) within 12 months following a change in control, the grantee’s options and stock appreciation rights will remain exercisable until one year after the grantee’s termination but in no event beyond the stated term of the option or stock appreciation right.

Unless otherwise provided in an award agreement, grants of Performance Awards will vest as if performance objectives were met at the maximum level and participants will be entitled to a cash payment in respect of performance units and performance share units.

Amendment and Termination of the 2013 Plan.  The Board of Directors has the right to terminate or amend the 2013 Plan at any time so long as doing so does not impair or adversely alter any outstanding awards or shares acquired under the plan without the award holder’s consent. In addition, the Board may not amend the plan absent shareholder approval to the extent such approval is required by applicable law, regulation or exchange requirement. In the absence of any earlier termination, the 2013 Plan will terminate on the tenth anniversary of the date it is adopted by the Board.

No Repricing without Shareholder Approval.  Without the approval of the company’s shareholders, the Committee shall have no authority (i) to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, or (ii) to cancel for cash or other consideration any Option or Stock Appreciation Right whose per Share exercise price is greater than the then Fair Market Value of a Share, unless, in either case, the Company’s shareholders shall have approved such adjustment or amendment or cancellation.

Forfeiture Events; Clawback.  The Committee may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture conditions that apply to the award.

PROPOSAL FOUR:
APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Adjustments.  In the event of a change in capitalization as defined in the 2013 Plan, the Committee shall conclusively determine appropriate adjustments, if any, to the 2013 Plan, including adjustments in the maximum number of shares subject to the 2013 Plan and which may be granted to a participant in a calendar year, to any numerical or share limitations contained in the 2013 Plan, to the number and class of shares subject to awards and, if applicable, the exercise price and other numerical limitations, and to awards made under the 2013 Plan. In addition, in the event of a merger or consolidation of the company, awards may be treated as provided for in the agreement entered into by the company in connection with such transaction or may be converted into awards in respect of the consideration received by shareholders in the transaction.

Non-Exclusivity of the Plan.  Adoption of the 2013 Plan does not limit the power of the Board of Directors to adopt any other incentive arrangements.

U.S. Federal Income Tax Consequences Relating to Issuance and Exercise of Options.

Nonqualified Stock Options.  An optionee does not recognize taxable income upon the grant of a nonqualified stock option. Upon the exercise of such options, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the nonqualified stock option on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

Incentive Stock Options.  An optionee does not generally recognize taxable income upon the grant or exercise of an incentive stock option. Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rate if the optionee does not dispose of the stock within 2 years after the date of the grant of the incentive stock option and has held the shares for at least 1 year after the date of exercise. In such case, the Company is not entitled to a federal income tax deduction.

If an optionee sells incentive stock option shares before having held them for at least 1 year after the date of exercise and 2 years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the incentive stock option shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

The exercise of incentive stock options may in some cases trigger liability for the alternative minimum tax.

Benefits Table

A “new benefits table” is not provided because no grants have been made under the 2013 Plan, grants are discretionary and no determination has been made relating to future grants. On March 4, 2013, the closing price of Mettler-Toledo International Inc.’s common stock was $210.94.

Approval of this proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented at the meeting, in person or by proxy, and voting on the proposal. Abstentions and broker “non-votes” will have no effect on the outcome of the vote.

The Board of Directors recommends that you vote FOR adoption of the 2013 Plan. Proxies will be voted “FOR” adoption of the 2013 Plan unless otherwise specified in the proxy.

SHARE OWNERSHIP

This table shows how much of the company’s common stock is owned by directors, executive officers and owners of more than 5% of the company’s common stock as of the record date March 4, 2013 (December 31, 2012 in the case of 5% shareholders):

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
5% Shareholders:
FMR LLC	3,225,195	10.7%
82 Devonshire Street
Boston, MA 02109
Columbia Wanger Asset Management	2,208,550	7.3%
227 West Monroe Street, Suite 3000
Chicago, IL 60606
BlackRock, Inc.	2,058,650	6.8%
40 East 52nd Street
New York, NY 10022
Baron Capital Group	1,529,099	5.1%
767 Fifth Avenue, 49th Floor
New York, NY 10153

	Direct	Indirect(2)	Total
	Number			Percent
Directors:
Robert F. Spoerry(3)	370,193	253,079	623,272	2.1%
Wah-Hui Chu	2,198	14,178	16,376	*
Francis A. Contino(4)	4,163	11,178	15,341	*
Olivier A. Filliol	16,279	496,562	512,841	1.7%
Michael A. Kelly	798	8,178	8,976	*
Martin D. Madaus	1,658	4,418	6,076	*
Hans Ulrich Maerki	3,809	23,178	26,987	*
George M. Milne	5,398	20,178	25,576	*
Thomas P. Salice(5)	159,381	20,178	179,559	*
Named Executive Officers:
William P. Donnelly(6)	50,331	244,315	294,646	1.0%
Marc de la Guéronnière	5,000	50,432	55,432	*
Michael Heidingsfelder(7)	217	0	217	*
Simon Kirk	218	0	218	*
All Directors and Executive Officers as a Group (16 persons):	626,208	1,220,129	1,846,337	6.1%

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares.
(1)	Calculations of percentage of beneficial ownership are based on 30,269,217 shares of common stock outstanding on March 4, 2013. Information regarding 5% shareholders is based solely on Schedule 13Gs filed by the holders. For the directors and officers, the calculations assume the exercise by each individual of all options for the purchase of common stock held by such individual that are exercisable within 60 days of the date hereof.
(2)	Represents shares subject to stock options that are exercisable within 60 days.
(3)	Includes 346,826 shares held by Mr. Spoerry’s children (with respect to which Mr. Spoerry retains a life interest, including full voting and dispositive control) and 17,778 shares held by Mr. Spoerry’s spouse.
(4)	Includes 4,163 shares held by Mr. Contino’s family trust (with respect to which Mr. Contino retains beneficial ownership).
(5)	Includes 18,128 shares held by a charitable trust and over which Mr. Salice shares voting and investment power with his spouse as trustees.
(6)	Includes 3,478 shares held by Mr. Donnelly’s children.
(7)	Shares underlie restricted stock units that are scheduled to vest April 1, 2013.

ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Kelly, Maerki and Salice, none of whom were officers or employees of the company or its subsidiaries or had any relationship requiring disclosure by the company under Item 404 of the Securities and Exchange Commission’s Regulation S-K during 2012. No interlocking relationship exists between the members of Mettler-Toledo’s Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s executive officers and directors, and persons who own more than ten percent of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and The New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that in the last fiscal year, all filing requirements applicable to our executive officers and directors and greater than 10% shareholders were complied with.

Availability of Form 10-K and Annual Report to Shareholders

The company’s Annual Report to shareholders for the fiscal year ended December 31, 2012, including financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

The Annual Report will be available on the company’s website at www.mt.com under “About Us/Investor Relations/Annual Report”. Upon written request, the company will furnish, without charge, to each person whose proxy is being solicited a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC. Requests in writing for copies of any such materials should be directed to Investor Relations, Mettler-Toledo International Inc., 1900 Polaris Parkway, Columbus, Ohio 43240-2020, USA, telephone +1 614 438 4748.

Electronic Delivery of Annual Report and Proxy Statement

If you wish to receive future annual reports, proxy statements and other materials and shareholder communications electronically via the Internet, please follow the directions on your proxy card for requesting such electronic delivery. An election to receive materials electronically will continue until you revoke it. You will continue to have the option to vote your shares by mail, by telephone or via the Internet.

How to Submit Shareholder Proposals

Shareholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for next year’s annual meeting no later than November 15, 2013. Proposals and questions related thereto should be submitted in writing to the Secretary of the company. Proposals may be included in the proxy statement for next year’s annual meeting if they comply with certain rules and regulations promulgated by the SEC and in connection with certain procedures described in our by-laws, a copy of which may be obtained from the Secretary of the company. Any proposal submitted outside the processes of these rules and regulations will be considered untimely for the purposes of Rule 14a-4 and Rule 14a-5.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the company. In addition to the solicitation of proxies by use of the mail, some of our officers, directors and regular employees, none of whom will receive additional compensation therefore, may solicit proxies in person or by Internet or other means. As is customary, we will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

ADDITIONAL INFORMATION

Delivery of Documents to Shareholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of METTLER TOLEDO stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2012 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2012 annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report should submit this request by writing to Investor Relations, Mettler-Toledo International Inc., 1900 Polaris Parkway, Columbus, OH 43240, USA or by calling +1 614 438 4748. Shareholders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other Matters

We know of no other matter to be brought before the annual meeting. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote the proxies with respect to any such matter in accordance with their reasonable judgment.

APPENDIX A:
2013 EQUITY INCENTIVE PLAN

Mettler-Toledo International Inc.
2013 Equity Incentive Plan
(As Adopted [•], 2013)

1.  Purpose.

The purpose of this Plan is to strengthen Mettler-Toledo International Inc., a Delaware corporation (the “Company”), by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Options, Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units Performance Awards and Share Awards (as each term is herein defined).

2.  Definitions.

For purposes of the Plan:

2.1  “Agreement” means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.2  “Award” means a grant of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Cause” means: (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (i) of this Section 2.4 shall not constitute “Cause.”

2.5  “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.6  A “Change in Control” shall mean the occurrence of any of the following:

(a)  An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding Shares or (2) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (a), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)  The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least one half (1/2) of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)  The consummation of:

(i)  A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A)  the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B)  the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least one half (1/2) of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C)  no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

(ii)  A liquidation or dissolution of the Company; or

(iii)  The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control, but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed, such termination shall be deemed to have occurred after such Change in Control for purposes of the Plan, so long as such Change in Control shall actually have occurred.

2.7  “Code” means the Internal Revenue Code of 1986, as amended.

2.8  “Committee” means the Compensation Committee of the Board or any other committee of the Board, in either case, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.9  “Covered Employee” means, for any Performance Cycle:

(a)  an Eligible Individual who

(i)  as of the beginning of the Performance Cycle is an officer subject to Section 16 of the Exchange Act, and

(ii)  prior to determining Performance Objectives for the Performance Cycle pursuant to Section 9, the Committee designates as a Covered Employee for purposes of this Plan; provided that, if the Committee does not make the designation in this clause (ii) for a Performance Cycle, all Employees described in clause (i) shall be deemed to be Covered Employees for purposes of this Plan, and

(b)  any other Eligible Individual that the Committee designates as a Covered Employee for purposes of this Plan.

2.10  “Director” means a director of the Company.

2.11  “Disability” means a physical or mental infirmity which impairs the Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.12  “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

2.13  “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.14  “Effective Date” means the date determined by the Board in accordance with Section 19.3.

2.15  “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, or (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.

2.16  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17  “Fair Market Value” on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

2.18  “Grantee” means a person to whom an Award has been granted under the Plan.

2.19  “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.20  “NEOs” means those Eligible Individuals who are “named executive officers” within the meaning of Item 402(a)(3) of Regulation S-K promulgated by the Securities Exchange Commission.

2.21  “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.22  “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.23  “Option” means a Nonqualified Stock Option or an Incentive Stock Option or both of them.

2.24  “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.25  “Parent” means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.26  “Performance Award” means an Award of Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.

2.27  “Performance-Based Compensation” means any Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.28  “Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.

2.29  “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured, which period shall not be less than one year.

2.30  “Performance Objectives” has the meaning set forth in Section 9.3.

2.31  “Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1.

2.32  “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1.

2.33  “Plan” means the Mettler-Toledo International Inc. 2013 Equity Incentive Plan, as amended from time to time.

2.34  “Prior Plan” means the Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan, as amended (the “1997 Plan”), the Mettler-Toledo International Inc. 2004 Equity Incentive Plan, as amended (the “2004 Plan”), or either or both of them.

2.35  “Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 8.1.

2.36  “Restricted Stock Units” means a right granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.

2.37  “Securities Act” means the Securities Act of 1933, as amended.

2.38  “Share Award” means an Award of Shares granted to an Eligible Individual under Section 10.1.

2.39  “Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

2.40  “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.

2.41  “Subsidiary” means (i) except as provided in (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

2.42  “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3.  Administration.

3.1  Committee; Procedure.  The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. All decisions and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon the Company, its Subsidiaries, the Grantees, and all other persons having any interest therein.

3.2  No Liability of the Committee.  No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder.

3.3  Committee Powers.  Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a)  determine those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, prescribe the terms and conditions (which need not be identical) of each such Award, including, in the case of Options, the exercise price per Share and the duration of the Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(b)  construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective.

(c)  determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(d)  exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e)  generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4  Board Reservation; Delegation.

(a)  Board Reservation.  Except to the extent necessary for any Award intended to qualify as Performance-Based Compensation to so qualify, the Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.

(b)  Delegation.  Subject to applicable law, the Board or the Compensation Committee of the Board may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to one or more officers of the Company (who need not be Directors), including without limitation the authority to grant Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board or the Compensation Committee delegates any such authority to grant Awards as provided by this Section 3.4(b), all references in the Plan to the Committee’s authority to grant Awards and determinations with respect thereto shall be deemed to include the Board’s or the Compensation Committee’s delegate.

3.5  Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals who receive, or are eligible to receive Awards (whether or not such Eligible Individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, Grantees and all other persons having any interest therein.

3.6  No Repricing of Options or Stock Appreciation Rights.  The Committee shall have no authority (i) to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, or (ii) to cancel for cash or other consideration any Option or Stock Appreciation Right whose per Share exercise price is greater than the then Fair Market Value of a Share, unless, in either case, the Company’s shareholders shall have approved such adjustment or amendment or cancellation.

4.  Stock Subject to the Plan; Grant Limitations.

4.1  Share Limits.  Subject to Section 12, the maximum number of Shares that may be issued under the Plan is 2,000,000; provided, however, that such number shall be increased by (i) the number of Shares that remain available for the granting of awards under the 2004 Plan as of the date the Company’s shareholders approve this Plan and (ii) the number of Shares subject to outstanding awards granted under a Prior Plan that would, but for the termination of the Prior Plan, become available for additional awards thereunder by reason of the expiration or termination of such award. The maximum number of Shares that may be awarded as Incentive Stock Options during the term of the Plan is 100,000. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2  Individual Limits.  The maximum number of Shares that may be the subject of Awards (other than Options, Stock Appreciation Rights or Performance Units) granted to an Eligible Individual in any calendar year, may not exceed 100,000 Shares. The maximum number of Shares that may be the subject of Options or Stock Appreciation Rights granted to an Eligible Individual in any calendar year may not exceed 300,000 Shares. The maximum dollar amount that any Eligible Individual may receive in respect of Performance Units granted in any calendar year period may not exceed the Fair Market Value of 50,000 Shares as of the first trading day of the calendar year.

4.3  Issuance of Shares.  For purposes of Section 4.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued (as determined pursuant to Section 4.4) upon exercise or settlement of an Award (or in the case of an Option or Stock Appreciation Right, the number of Shares subject to the Award or portion thereof being exercised), and Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under the Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. Notwithstanding the foregoing, the following Shares will not be added back (or with respect to awards under Prior Plans, will not be added) to the aggregate number of Shares available for isssuance (i) Shares that were subject to a stock-settled Stock Appreciation Right (or a stock appreciation right granted under a Prior Plan) and were not issued upon the net settlement or net exercise of such Stock

Appreciation Right (or stock appreciation right granted under a Prior Plan), (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option (or an option granted under a Prior Plan) or (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right (or an option or stock appreciation right granted under a Prior Plan).

4.4  Fungible Share Counting.  Upon the exercise of an Option or a Stock Appreciation Right (other than a Stock Appreciation Right settled entirely in cash), one Share shall be counted for purposes of the Share limitation in Section 4.1 for each Share subject to the Award or portion thereof being exercised. Each Share issued pursuant to any other Award shall be counted as two (2) Shares for purposes of such limitation.

5.  Option Grants for Eligible Individuals.

5.1  Authority of Committee.  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

5.2  Exercise Price.  The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3  Maximum Duration.  Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, however, that unless the Committee provides otherwise an Option (other than an Incentive Stock Option) may, upon the death of the Grantee prior to the expiration of the Option, be exercised for up to six (6) months following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4  Vesting.  Subject to Section 5.9, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5  Limitations on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Grantee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6  Non-Transferability.  Unless otherwise provided in an Agreement, or as may subsequently be determined by the Committee, no Option shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

5.7  Method of Exercise.  The exercise of an Option shall be made in accordance with the Agreement pursuant to which the Option was granted and in accordance with such other procedures adopted by the Committee from time to time. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Grantee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine in the case of options that the exercise price shall be paid only in cash. In addition, if permitted by the Committee, Options may be exercised (i) by payment of the exercise price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the exercise price or (ii) through a registered broker-dealer pursuant to such cashless exercise or other procedures upon such terms and conditions as determined by the Committee. Any Shares transferred to or withheld by the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.8  Rights of Grantees.  No Grantee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Grantee, a securities broker acting on behalf of the Grantee or such other nominee of the Grantee, and (c) the Grantee's name, or the name of his or her broker or other nominee, shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.9  Effect of Change in Control.  Except as otherwise set forth in an Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In the event a Grantee's employment with, or service as a Director of, the Company and its Subsidiaries is terminated without Cause within 12 months following a Change in Control, each Option held by the Grantee that was exercisable as of the date of termination of the Grantee's employment or service shall, notwithstanding any shorter period set forth in the Agreement evidencing the Option, remain exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the Grantee's employment or service or (y) the expiration of the stated term of the Option.

6.  Stock Appreciation Rights.

The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

6.1  Time of Grant.  A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

6.2  Stock Appreciation Right Related to an Option.

(a)  Exercise.  A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(b)  Amount Payable.  Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)  Treatment of Related Options and Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

6.3  Stock Appreciation Right Unrelated to an Option.  The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that the Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to six (6) months following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. The exercise price or manner in which the exercise price is to be determined for Stock Appreciation Rights unrelated to Options shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

6.4  Non-Transferability.  Unless otherwise set forth in an Agreement, or as may subsequently be determined by the Committee, no Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

6.5  Method of Exercise.  The exercise of a Stock Appreciation Right shall be made in accordance with the Agreement pursuant to which the Stock Appreciation Right was granted and in accordance with such other procedures adopted by the Committee from time to time.

6.6  Form of Payment.  Payment of the amount determined under Section 6.2(b) or 6.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

6.7  Effect of Change in Control.  Except as otherwise set forth in an Agreement, in the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In the event a Grantee's employment with the Company is terminated without cause within 12 months following a Change in Control, each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee's employment shall, notwithstanding any shorter period set forth in the Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of the first anniversary of (x) the termination of the Grantee's employment or (y) the expiration of the stated term of the Stock Appreciation Right.

7.  Dividend Equivalent Rights.

7.1  Grant.  Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights (a) which relate to Performance Awards, shall be deferred until the vesting, exercise, payment, settlement or other lapse of restrictions on the Performance Award to which the Dividend Equivalent Rights relate and (b) which do not relate to Performance Awards, may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

7.2  Non-Transferability.  Dividend Equivalent Rights awarded to a Grantee shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

8.  Restricted Stock; Restricted Stock Units.

8.1  Restricted Stock.

(a)  Grant. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.

(b)  Rights of Grantee.  Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(c)  Non-Transferability.  Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.3(d), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(d)  Lapse of Restrictions.

(i)  Generally.  Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

(ii)  Effect of Change in Control.  Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock, the restrictions upon Shares of Restricted Stock shall lapse upon a Change in Control.

(e)  Treatment of Dividends.  The Agreement evidencing an Award of Shares of Restricted Stock shall set forth the Grantee’s rights with respect to dividends, if any, including whether any such dividends shall be deferred, subject to restrictions, immediately paid out or retained by the Company.

(f)  Delivery of Shares.  Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of the issuance of book entry shares to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

8.2  Restricted Stock Units.

(a)  Grant.  The Committee may grant Awards of Restricted Stock Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 8.

(b)  Payment of Awards.  Each Restricted Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Restricted Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Restricted Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Restricted Stock Unit was granted. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Committee may provide for the settlement of Restricted Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

(c)  Non-Transferability.  Restricted Stock Units awarded to a Grantee shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(d)  Effect of Change in Control.  Unless otherwise provided in an Agreement, upon a Change in Control, Restricted Stock Units shall become fully vested.

8.3  Minimum Vesting.  Restricted Stock and Restricted Stock Units shall vest over a period of not less than three years (1/3 per year for three years), provided, however, that up to a total of 175,000 Shares may be awarded in the form of Restricted Stock or Restricted Stock Units with shorter or no vesting periods.

9.  Performance Awards.

9.1  Performance Units and Performance Share Units.  The Committee, in its discretion, may grant Awards of Performance Units and Performance Share Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee.

(a)  Performance Units.  Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(d) of the specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.

(b)  Performance Share Units.  Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(d) of the Fair Market Value of a Share on the date the Performance Share Unit was granted, the date the Performance Share Unit became vested or any other date specified by the Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.

(c)  Terms and Conditions.  Subject to Section 9.4, each Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(d)  Payment of Awards.  Subject to Section 9.3(c), payment to Grantees in respect of vested Performance Units or Performance Share Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

(e)  Non-Transferability.  Performance Units or Performance Share Units awarded to a Grantee shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.2  Performance-Based Restricted Stock.  The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Shares in a book entry account in the Grantee’s name may have appropriate stop transfer instructions to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a)  Rights of Grantee.  Shares of Performance-Based Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Performance-Based Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)  Terms and Conditions; Lapse of Restrictions.  Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the Shares of Performance-Based Restricted Stock to vest and the Performance Cycle within which such Performance Objectives must be satisfied. Subject to Sections 9.3(c) and 9.4, restrictions upon Shares of Performance-Based Restricted Stock awarded hereunder shall lapse and such Performance-Based Restricted Stock shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(c)  Treatment of Dividends.  The Agreement evidencing an Award of Performance-Based Restricted Stock shall set forth the Grantee’s rights with respect to dividends, if any, including whether any such dividends shall be deferred, subject to restrictions, immediately paid out or retained by the Company.

(d)  Delivery of Shares.  Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

(e)  Non-Transferability.  Until all restrictions upon the Shares of Performance-Based Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(b), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.3  Performance Objectives.

(a)  Establishment.  “Performance Objectives” for Performance Awards shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit, business segment or division, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award:

•	cash flow;
•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings);
•	earnings per share;
•	growth in earnings or earnings per share;
•	stock price;
•	return on equity or average shareowners' equity;
•	total shareowner return;
•	return on capital;
•	return on assets or net assets;
•	return on investment;
•	revenue;
•	growth in revenue, including software and service revenue;
•	income or net income;
•	operating income or net operating income;
•	Adjusted Operating Income (defined as gross profit less research and development, selling general and administrative expenses and restructuring charges, before amortization, interest expense and other charges);
•	operating profit or net operating profit;
•	operating margin;
•	return on operating revenue;
•	working capital management, including inventory turnover and days sales outstanding
•	market share;
•	entry into new markets, either geographically or by business line;
•	contract awards or backlog;
•	customer retention or customer satisfaction;
•	new product development;
•	overhead or other expense reduction;
•	growth in shareowner value relative to the moving average of any major stock index or a peer group index;

•	EVA (economic value added);
•	credit rating;
•	acquisition plan development and implementation;
•	strategic plan development and implementation, including turnaround plans;
•	leadership team development;
•	employee retention; and
•	improvement in workforce diversity.

The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b)  Effect of Certain Events.  At the time of the granting of a Performance Award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events, including any one or more of the following with respect to the Performance Cycle (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Cycle; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Cycle that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee and, in respect of Performance Awards intended to constitute Performance-Based Compensation, such adjustments shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

(c)  Determination of Performance.  Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any Performance Award intended to constitute Performance-Based Compensation if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation.

9.4  Effect of Change in Control.  In the event of a Change in Control, unless otherwise determined by the Committee and set forth in the Agreement evidencing the Award:

(a)  With respect to Performance Units and Performance Share Units, the Grantee shall (i) become vested in all outstanding Performance Units and Performance Share Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to receive in respect of all Performance Units and Performance Share Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

(b)  With respect to Shares of Performance-Based Restricted Stock, all restrictions shall lapse immediately on all outstanding Shares of Performance-Based Restricted Stock as if all Performance Objectives had been satisfied at the maximum level.

(c)  The Agreements evidencing Performance Awards shall provide for the treatment of the Awards (or portions thereof), if any, which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

10.  Other Share-Based Awards.

10.1  Share Awards.  The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

10.2  Minimum Vesting.  Share Awards shall vest over a period of not less than three years (1/3 per year for three years), provided, however, that up to a total of 175,000 Shares may be awarded in the form of Share Awards with shorter or no vesting periods.

10.3  Non-Transferability.  Until the vesting or the lapsing of any restrictions on a Share Award, such Share Awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

11.  Effect of a Termination of Employment; Beneficiaries.

11.1  Termination of Employment.  The Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon a termination or change in the status of the employment of the Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

11.2  Beneficiary Designation.  Each Grantee may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Grantee under any Award granted under the Plan in the event of the Grantee’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, the Grantee’s spouse will be considered the Beneficiary, and if there is no spouse, benefits under Awards remaining outstanding or unpaid at the Grantee’s death and rights to be exercised following the Grantee’s death shall be paid to or exercised by the Grantee’s estate

12.  Adjustment Upon Changes in Capitalization.

12.1  In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted to any Eligible Individual in any calendar year period, (iv) the number of Shares subject to the provisions of Sections 8.3 and 10.2, (v) outstanding Awards granted under the Plan with respect to the number and class of Shares or other stock or securities, cash or other property which are and thereafter will be subject to the Award, and the exercise price, if applicable and (vi) the Performance Objectives applicable to outstanding Awards.

12.2  Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (ii) subject to outstanding Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Awards as Performance-Based Compensation and (iii) with respect to any Award that is not subject to Section 409A of the

Code, in a manner that would not subject the Award to Section 409A of the Code and, with respect to any Award that is subject to Section 409A of the Code, in a manner that complies with Section 409A of the Code and all regulations and other guidance issued thereunder.

12.3  If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or a Grantee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award, as the case may be, prior to such Change in Capitalization.

13.  Effect of Certain Transactions.

Subject to Sections 5.9, 6.7, 8.1(d)(ii), 8.2(c) and 9.4 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided for in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Awards, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. Without limiting the generality of the foregoing, and notwithstanding Sections 5.9 and 6.7, the treatment of outstanding Options and Stock Appreciation Rights pursuant to clause (b)(i) of the preceding sentence in connection with a Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash, cash equivalents or other property) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor. Any action permitted under this Section 13 may be taken without the need for the consent of any Grantee. To the extent a Transaction also constitutes a Change in Capitalization and action is taken pursuant to this Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).

14.  Interpretation.

14.1  Section 16 Compliance.  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

14.2  Section 162(m) Compliance.  Unless otherwise determined by the Committee at the time of grant, each Option, Stock Appreciation Right and Performance Award granted to an Eligible Individual who is also a Covered Employee is intended to be Performance-Based Compensation. Unless otherwise determined by the Committee, if any provision of the Plan or any Agreement relating to an Award that is intended to be Performance-Based Compensation does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder (including IRS Regulation § 1.162-27), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable in connection with any such Award upon the attainment of the Performance Objectives.

14.3  Section 409A Compliance.  All Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A of the Code and all regulations and other guidance issued thereunder or to not be subject to Section 409A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

15.  Termination and Amendment of the Plan or Modification of Awards.

15.1  Plan Amendment or Termination.  The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)  no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)  to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.2  Modification of Awards.  No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Grantee, as the case may be.

16.  Non-Exclusivity of the Plan.

Except as otherwise provided in Section 19.3, the adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.  Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)  give any person any right to be granted an Award other than at the sole discretion of the Committee or any person or persons to whom such authority has been delegated pursuant to Section 3.4(b);

(b)  give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)  limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d)  be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18.  Regulations and Other Approvals; Governing Law.

18.1  Forfeiture Events; Clawback.  The Committee may specify in an Agreement that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.

18.2  Governing Law.  Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.3  Compliance with Law.

(a)  The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)  The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(c)  Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(d)  Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.  Miscellaneous.

19.1  Multiple Agreements.  The terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

19.2  Withholding of Taxes.  At such times as a Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

19.3  Effective Date; Termination of Prior Plan.  The effective date of this Plan (the “Effective Date”) shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board. The 2004 Plan shall automatically terminate and no further awards shall be granted thereunder as of the date on which such shareholder approval of this Plan is obtained.

Mettler-Toledo International Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 1, 2013.

Vote by Internet

- Go to **www.investorvote.com/MTD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

ITEM NO. 1. - ELECTION OF DIRECTORS

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 Robert F. Spoerry	☐	☐	☐	1.4 Olivier A. Filliol	☐	☐	☐	1.7 Hans Ulrich Maerki	☐	☐	☐
1.2 Wah-Hui Chu	☐	☐	☐	1.5 Michael A. Kelly	☐	☐	☐	1.8 George M. Milne	☐	☐	☐
1.3 Francis A. Contino	☐	☐	☐	1.6 Martin D. Madaus	☐	☐	☐	1.9 Thomas P. Salice	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
ITEM NO. 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐	ITEM NO. 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐
ITEM NO. 4. APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN	☐	☐	☐				

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01L4KB

You can view the 2012 Annual Report to Stockholders and the 2013 Proxy Statement on the internet at http://proxyonline.mt.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Mettler-Toledo International Inc.

Proxy for Annual Meeting of Shareholders May 2, 2013

This proxy is solicited on behalf of Mettler-Toledo International Inc.'s Board of Directors

The undersigned hereby appoints Robert F. Spoerry and William P. Donnelly, and each of them, proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Mettler-Toledo International Inc. common stock which the undersigned may be entitled to vote at the 2013 Annual Meeting of Shareholders of Mettler-Toledo International Inc. to be held in New York, New York on Thursday, May 2, 2013 at 8:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. IF THIS PROXY IS SIGNED BUT NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1, 2, 3 AND 4 in their discretion, and the appointed proxies are authorized to vote upon such other business as may properly come before the meeting.

Receipt is hereby acknowledged of the Mettler-Toledo International Inc. Notice of Meeting and Proxy Statement.

(continued and to be signed on other side)